                                                                   EXHIBIT 10.26



PORTIONS OF THIS EXHIBIT MARKED WITH AN "*" HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.




                      MICROSOFT IRELAND OPERATIONS LIMITED
                             MANUFACTURING AGREEMENT




         THIS MICROSOFT IRELAND OPERATIONS LIMITED MANUFACTURING AGREEMENT (the "Agreement") is made and entered into as of February 1, 1999 (the "Effective Date"), by and between MICROSOFT IRELAND OPERATIONS LIMITED, a limited liability company incorporated in Ireland with registered number 256796 and whose principle place of business is at Blackthorn Road, Sandyford Industrial Estate, Dublin 18, Ireland ("MICROSOFT") and STARTEK EUROPE. ("StarTek").

                                    RECITALS

         WHEREAS, MICROSOFT and StarTek intend to create a formal relationship by which StarTek shall provide certain manufacturing services with respect to orders for Microsoft software products.

         WHEREAS, the parties intend in this Agreement to set forth specific terms and conditions governing the performance of certain manufacturing services by StarTek for MICROSOFT; and

         NOW, THEREFORE, in consideration of the covenants and conditions set forth below, the adequacy of which is agreed to and hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. DEFINITIONS.

The following terms, whenever initially capitalized, shall have the following meanings for the purposes of this Agreement:

         (a) "BOM" shall mean the bill of materials document provided by MICROSOFT to StarTek, which bill of materials identifies all components comprising a given Product or Product Component. BOMs may be modified in writing prospectively from time to time by MICROSOFT at its sole discretion.

         (b) "CUSTOMERS" shall mean customers designated by MICROSOFT, including MICROSOFT internal customers and distribution vendors, to whom MICROSOFT authorizes StarTek to deliver Product pursuant to the terms and conditions of this Agreement and the Statement of Work.

         (c) "DELIVERABLES" shall mean and include all code material, source material, software masters or replicative material or other such documented material, of any kind or description and in any form including compact disk, other disks or diskettes, tape, text or any electronic or other medium supplied by MICROSOFT or at its direction. It does not include such materials if held under an independent contractual relationship with an OEM (original equipment manufacturer) which contract contains the requisite license. Nor does it include Products acquired for office purposes and used by StarTek in its offices.

         (d) "FACILITY" shall mean the manufacturing facility operated, owned, subcontracted or leased by StarTek at *.

         (e) "FINISHED PRODUCT UNIT" shall mean fully packaged Microsoft Product, which includes all requisite Product Components and Microsoft software, ready for delivery to a Customer.

         (f) "INSOLVENT" shall mean a financial condition such as to make the sum of a party's debts greater than all of the party's assets, at fair valuation; or, when a party has incurred debts beyond that party's ability to pay such debts as they mature; or, when a party is engaged in a business or transaction for which the party has unreasonably small capital.

         (g) "INTELLECTUAL PROPERTY" shall mean any and all trademarks, copyrights, patents and other proprietary rights comprising or encompassing a given Product.

         (h) "INVENTORY" includes Finished Product Units, work in process, Product Components or raw materials pertaining to the Products that contain Microsoft software, trademarks, copyrighted material, logos or other proprietary materials.

         (i) "MANUFACTURE" OR "MANUFACTURING" shall mean the manufacture and supply of Product Components and assembly of Products as described in the Statement of Work.

         (j) "PRODUCTS LIST" shall mean a list provided to StarTek by Microsoft from time to time that will list the Products to be manufactured by StarTek pursuant to the terms of this Agreement.

         (k) "MICROSOFT AUTHORISED REPLICATOR" shall mean an authorised replicator of the Products, Products Components and associated Product material components (including without limitation, Microsoft registration card, Microsoft certificate of authenticity, a Microsoft end user license agreement, Microsoft manuals, cartons, labels, software distribution media etc.), with whom MICROSOFT has entered into a replication agreement (a "MICROSOFT Replication Agreement") (which Agreement is still subsisting), as notified to StarTek by MICROSOFT from time to time and who carries out replication services for and on behalf of StarTek pursuant to a written agreement between StarTek and such authorised replicator.

         (l) "PRODUCT(S)" shall mean the copyrighted and/or patented Microsoft software products, including Product Components, Microsoft software, and any associated documentation, packaging and other written materials, including, where applicable, the specified user documentation, which MICROSOFT may request StarTek to Manufacture pursuant to this Agreement, by the issuance of a purchase order.

         (m) "PRODUCT COMPONENTS" shall mean each individual component listed on a BOM as comprising a Product, such as, for example, disks, polyvinyl disk baggies, documentation, boxes, retail package shrink wrap, or retail bar-code labels.

         (n) "SERVICES" shall mean the manufacturing services to be performed by StarTek under this Agreement and any Statement of Work.

         (o) "STATEMENT OF WORK" shall mean the attached Exhibit A, including any modifications made thereto pursuant to Section 15(b).

         (p) "TERRITORY" shall mean the European Community.

2. MANUFACTURING AND SERVICES.

                  (1) GENERAL. StarTek hereby agrees to Manufacture Products on the Products List at the Facility pursuant to the terms and conditions set forth in this Agreement, including without limitation, the Statement of Work. StarTek shall not conduct Manufacturing at or from any location other than the Facility without MICROSOFT's prior written approval. In the event of any conflict between the terms contained in this Agreement and terms contained in the Statement of Work, the terms contained in this Agreement shall control.

                  (2) OTHER MANUFACTURING/SERVICES. In addition to Manufacturing services, the parties may identify other manufacturing and/or services to be provided under this Agreement through an addendum signed by the parties hereto.

                  (3) INVENTORY. All of the Inventory shall at all times be held exclusively for assembly and delivery to Customers within the Territory as authorized by MICROSOFT (or as otherwise authorized by



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

MICROSOFT in writing) and for no other purpose, use or disposition, except as may be directed in writing by MICROSOFT. StarTek shall at all times cause the Inventory to be free and clear of any and all liens, encumbrances and other claims of its creditors. StarTek grants MICROSOFT the option, assignable to any affiliated corporation, to acquire by purchase all of the Inventory (less Finished Product Units which have already been purchased by MICROSOFT) upon * notice, and payment as would apply for unused Inventory in the case of termination as stated in Section 12, at the price set forth at in Exhibit B. At any time, upon MICROSOFT's request, StarTek shall take all necessary steps and shall execute such documents as may be necessary or advisable under the local law where the Inventory is located, in order to effect the sale of such Inventory to MICROSOFT and to document MICROSOFT's title to Inventory owned by MICROSOFT. Use of Intellectual Property in any manner by StarTek after expiration or termination of this Agreement for any reason, whether or not incorporated in Inventory, shall be deemed to be in violation of MICROSOFT's Intellectual Property rights and shall entitle MICROSOFT to have all remedies provided by law or equity (including injunctive relief); provided, however, (i) this does not preclude StarTek from continuing to use in its offices Microsoft Products legally acquired for that purpose; and (ii) it does not preclude StarTek's performance of independent contractual relationships with MICROSOFT or an OEM (original equipment manufacturer) or other party, which contract contains the requisite Microsoft product replication license.

                  (4) AGREEMENT NOT TO SELL. StarTek acknowledges that, under the terms of this Agreement, that both during and after the term of this Agreement it has no rights within the licenses pertaining to software or other Microsoft proprietary materials or Products which would allow StarTek to be a seller or distributor of any Products. Whenever requested by MICROSOFT and from time to time, it will sign separate mutually acceptable agreements to this effect.

                  (5) SAFE STORAGE *. StarTek agrees not to store any other goods near or in such relation to the Products or Product Components as to cause injury to those Products or Product Components through contamination by strong odors, leakage, or otherwise. *

                  (6) NON-EXCLUSIVITY. StarTek's engagement under this Agreement is not exclusive as to any type of service, Product, customer or prospective customer or any geographic area. StarTek acknowledges and agrees that MICROSOFT makes no representation or commitment that the scope of level of services or other terms and conditions for any one turnkey manufacturer will be the same as or similar to any of them for any other MICROSOFT turnkey manufacturer in any respect and that StarTek is entering into this Agreement without any expectation of any such similar or same treatment. StarTek further acknowledges that MICROSOFT reserves to itself the right to manufacture Products and/or Product Components. In the event that MICROSOFT manufactures Products and/or Product Components which StarTek is authorised or required to manufacture pursuant to this Agreement and any Statement of Work then StarTek, if so required by MICROSOFT shall purchase from MICROSOFT such part of its requirements of such Products and/or Product Components as is notified to StarTek by MICROSOFT. In such case, the terms applicable to the supply by MICROSOFT of such Products and/or Product Components, including any amendments to the terms of this Agreement, shall be documented in a separate agreement between MICROSOFT and StarTek.

                  (7) COMBINING SERVICES. In the event that MICROSOFT at any time wishes to combine or centralise, through one or more MICROSOFT turnkey manufacturers or MICROSOFT, any services previously carried out by all or any other MICROSOFT turnkey manufacturers, including StarTek, StarTek shall provide all reasonable assistance and cooperation to MICROSOFT for the orderly and timely combination or centralisation of such services through such MICROSOFT turnkey manufacturers or MICROSOFT.

                  (8) FINANCIAL INFORMATION. Within * after StarTek learns that it has become or will become Insolvent, StarTek shall submit financial statements to MICROSOFT in sufficient detail to allow MICROSOFT to determine whether StarTek shall be capable of continuing to perform its obligations hereunder. The financial statements shall include, but shall not be limited to, balance sheets and related statements of income and retained earnings and statements of changes in financial condition. To the extent those statements are audited, the audit report of the certified public accountant performing the audit shall also be made available to MICROSOFT.

                  (9) RETURN OF DELIVERABLES. StarTek will have possession of Deliverables and replicable material for certain Products and other property for purposes of the replication to be done under this Agreement. Upon termination of this Agreement and at any early time whenever requested by MICROSOFT to do so, StarTek



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shall immediately deliver, at MICROSOFT's cost, to MICROSOFT all of such
Deliverables (provided that in no event shall such a request by MICROSOFT for StarTek's return of the Deliverables prejudice StarTek's right to full performance by MICROSOFT under this Agreement), replicable materials and all and any other Microsoft proprietary materials ever received by it and it shall not retain any copy or original of the same in any way whatsoever.

                  (10) QUALITY REQUIREMENTS. StarTek shall ensure that in performing its obligations under this Agreement, it shall operate in accordance with the quality guidelines as posted on Microsoft's Website, which can be found at * (the "Microsoft Website") and as set forth in the Statement of Work.

                  (11) PRODUCTION. StarTek covenants and agrees to meet MICROSOFT's demands for Product related to the Territory, as such demands may be adjusted from time to time. Additional measurement procedures may be implemented as mutually agreed upon by MICROSOFT and StarTek.

                  (12) NON-CONFORMING PRODUCT. StarTek shall promptly replace and deliver, within * from notification, at no charge to MICROSOFT or its Customers, any non-conforming Product if any delivery of Product, or any portion of it, to any Customer fails to meet the quality standards specified in the Statement of Work. In the event MICROSOFT determines that a Product recall is necessary due to a breach of StarTek's warranties hereunder, or due to a manufacturing defect, StarTek shall cooperate with MICROSOFT in all respects to conduct such recall at StarTek's expense; provided that if StarTek has given prior notice of the possible defect and recommended against delivery and the Product is nonetheless delivered at MICROSOFT's direction, or if the recall is necessary because of a MICROSOFT error, the recall on account of that defect shall be at MICROSOFT's expense, but StarTek shall still cooperate with it, and in such a case, MICROSOFT shall reimburse StarTek for the costs of Manufacturing the replacement Products.

3. PRICE AND PAYMENT.

                  (1) GENERAL. MICROSOFT and StarTek agree that StarTek shall be compensated for the Manufacturing services pursuant to the Price and Payment terms and conditions set forth in Exhibit B. MICROSOFT shall be liable for payment to StarTek for raw materials and Finished Product Units that have been purchased and/or built in support of the weekly purchase order(s) issued by MICROSOFT. StarTek will use all reasonable efforts to provide competitive pricing to MICROSOFT within the region. All payments due by MICROSOFT to StarTek under this Agreement shall be * from MICROSOFT's receipt of an invoice from StarTek.

                  (2) QUANTITY. The quantity of Product to be used in calculating MICROSOFT's obligation to pay StarTek with regard to any particular purchase order shall be the lesser of (1) the number of Finished Product Units delivered to a Customer in response to such purchase order, or (2) the quantity indicated on the original purchase order.

                  (3) COST CONTAINMENT. The parties agree that they will, in good faith, strive to contain and reduce Manufacturing costs where reasonable and without compromising Product quality standards.

                  (4) TAXES. In the event income taxes are required to be withheld by MICROSOFT on payments to StarTek required hereunder, MICROSOFT agrees to provide StarTek with reasonable notice in advance of the first such withholding, and MICROSOFT may deduct such income taxes from the amounts owed and timely pay such taxes, when required, to the appropriate taxing authority. MICROSOFT shall in turn promptly secure and deliver to StarTek an official receipt for any income taxes withheld. MICROSOFT agrees to pay all applicable goods and services or other applicable consumption taxes (other than income taxes) levied on it by a duly constituted and authorized taxing authority on the Manufacturing services. To the extent required by any such taxing authority, StarTek may collect such taxes, if any, from MICROSOFT, and, in such case, shall remit to MICROSOFT official tax receipts indicating that such taxes have been collected by StarTek and remitted to the appropriate tax authorities, to the extent such receipts are available, and StarTek shall show such taxes as separate line items on invoices to MICROSOFT. StarTek agrees to take such steps as are reasonably requested by MICROSOFT to minimize such taxes in accordance with all relevant laws and to cooperate with and assist MICROSOFT, in challenging the validity of any taxes applicable to the Manufacturing services and collected from MICROSOFT by StarTek or otherwise paid by MICROSOFT. Except as required by law or where expressly agreed



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

to, in writing, by MICROSOFT pursuant to Exhibit B, MICROSOFT shall not pay any taxes other than those described above, including, without limitation (1) taxes on or with respect to or measured by any net or gross income or receipts of StarTek, (2) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), (3) any taxes imposed or assessed for work performed without the written authorization by MICROSOFT after the date upon which this Agreement is terminated, (4) taxes based upon or imposed with reference to StarTek's real and personal property ownership, (5) taxes incurred by StarTek on all goods and services purchased from other related or unrelated parties, and/or
(6) any taxes similar to or in the nature of those taxes described in (1), (2),
(3), (4) or (5) above. StarTek agrees to make available to MICROSOFT any and all records necessary to comply with any and all tax obligations as provided herein, including but not limited to reports necessary for goods and services tax compliance and audit purposes. The contents and form of such reports shall be mutually agreed to between the parties.

                  (5) CURRENCY FOR INVOICING AND PAYMENT. StarTek shall invoice MICROSOFT for the Prices in *. All payments made by MICROSOFT to StarTek for Products delivered hereunder shall be in *. In computing the monthly payment due for Manufacturing services and in rendering invoices. * will be adjusted monthly based on *.


4. INTELLECTUAL PROPERTY RIGHTS, ETC.

                       (A) IMAGE AND IPRS. StarTek shall perform its obligations hereunder and conduct its business arising herefrom so as to protect and safeguard the image of MICROSOFT and the intellectual property rights owned by MICROSOFT and Microsoft Corporation and any of its or their affiliates and/or any of its or their licensors.

                       (B) Where, in connection with the provision of Services, StarTek has to develop a new IT system or, StarTek has to modify its existing IT system(s) so as to facilitate and accommodate such Services, such development and modification shall be done pursuant to a "Technical Design Document" which shall be prepared by StarTek on the basis of a MICROSOFT "Requirements Document". The "Technical Design Document" shall be subject to the approval of MICROSOFT prior to use. Ownership of the MICROSOFT "Requirements Document", shall vest in MICROSOFT and shall comprise "MICROSOFT Confidential Information" within the meaning of Section 9 and shall be treated accordingly. Ownership of the "Technical Design Document" and any software written by StarTek to implement same shall vest in StarTek and each shall comprise "StarTek Confidential Information" within the meaning of Section 9 and shall be treated accordingly.

                       (C) Where, as part of the Services, StarTek has to create and use a database, MICROSOFT shall own all data which is entered on such database by StarTek during the provision of the Services, but StarTek shall own all intellectual property rights otherwise subsisting in such created database. At its own expense, StarTek shall at the request at any time of MICROSOFT, whether before or after the termination of this Agreement or any Statement Of Work, furnish MICROSOFT forthwith with the data entered on such database in such format as MICROSOFT may specify to enable MICROSOFT to take data entered on the database and load it onto another database and StarTek shall cooperate fully with MICROSOFT in having such data loaded on such other database.

                       (D) RESTRICTED USE OF TRADEMARKS, LOGOS AND TRADENAMES. StarTek shall not use the name "Microsoft" or any other trademark or tradename or logo of MICROSOFT or Microsoft Corporation or any of its or their affiliates and/or any of its or their licensors otherwise than in connection with the Services and in accordance with this Agreement. StarTek is not entitled either by implication or otherwise to any title, right or interest in the trademarks, tradenames, logos or symbols of MICROSOFT, Microsoft Corporation or any of its or their affiliates or any of its or their licensors. StarTek agrees not to form a company, commercial organisation, firm or legal entity with a name incorporating as part of its name the word "Microsoft" or any similar word and not to apply for any registration of the word "Microsoft" or any similar word as a trademark.

                       (E) PERMITTED USE OF TRADEMARKS, LOGOS AND TRADENAMES. StarTek is granted permission to use, during the term of this Agreement, the trademarks, logos and tradenames and Microsoft * of MICROSOFT or Microsoft Corporation for the sole purposes of the Services and in accordance with this



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Agreement. StarTek agrees to comply with all guidelines for the use of
"Microsoft" trademarks, logos, tradenames and Microsoft * prescribed by MICROSOFT from time to time, and in particular but without limitation agrees to use the Microsoft *, trademarks, tradenames, logos and symbols of MICROSOFT, or Microsoft Corporation in all media and materials relating to the services together with an acknowledgement of ownership of relevant trademarks by MICROSOFT or Microsoft Corporation (as appropriate). The appropriate trademark symbol (either "TM" or "R" in a superscript following the product name) shall be used whenever the name of a Microsoft Product is first mentioned in any advertisement, brochure or other material circulated or displayed by StarTek.

                       (F) PROTECTION OF TRADEMARKS, LOGOS AND TRADENAMES. StarTek agrees to report to MICROSOFT as soon as possible after it comes to StarTek's notice, any suspected infringement of Microsoft certificates of authenticity, the "Microsoft" tradename or any tradenames, trademark, logo or symbol owned by MICROSOFT or Microsoft Corporation and any of its or their affiliates and/or any of its or their licensors.

                       (G) RESERVATION OF RIGHTS. Except as expressly granted by and in accordance with this Agreement, StarTek is granted no rights in relation to copyright or other rights of whatever nature subsisting in any Microsoft Product. All rights not expressly granted are expressly reserved by MICROSOFT.

                       (H) LIMITED LICENCE, REVERSE ENGINEERING, ETC. Any software, source code, Microsoft *, Microsoft * labels, replicating kits, CD masters, CD stampers, CD serialisation files and labels, all software media on disk, CD-R masters, CD-ROM masters, glass masters, electronic files, film masters, electronic and physical artwork files, PID files and labels, disk masters, label masters, label art, labels, user guide masters, packaging masters or other masters made available by MICROSOFT or Microsoft Corporation or any of its or their affiliates to StarTek and the intellectual property rights therein or relating thereto are and remain the property of MICROSOFT. StarTek is given a revocable non-exclusive limited licence to use the same solely for the purposes of performing the Services. StarTek shall not reverse engineer, decompile or disassemble any Microsoft Product except as expressly permitted herein or by law.

                       (I) NO DISTRIBUTION OF COUNTERFEITS. StarTek agrees it will not engage in the manufacture or use of counterfeit, pirated or illegal software; it will not knowingly engage in the distribution or supply or transfer of counterfeit, pirated or illegal software; and it will not knowingly supply any Microsoft Product to any dealer who engages in the use, manufacture, distribution or other supply or transfer of counterfeit, pirated or illegal software.

                       (J) ANTI-PIRACY EFFORTS. StarTek agrees to reasonably co-operate with MICROSOFT in the investigation of counterfeit, pirated or illegal software.

                       (K) PROTECTION OF MICROSOFT COPYRIGHTS. StarTek agrees to report to MICROSOFT as soon as possible after it comes to StarTek's notice, any suspected counterfeiting, piracy or other infringement of copyright in computer programs, manuals, marketing materials, Microsoft certificates of authenticity or other copyrighted materials owned by MICROSOFT, Microsoft Corporation and any of its or their affiliates and/or any of its or their licensors.


5. SUB-CONTRACTING.

                  (1) TO THIRD PARTIES. StarTek shall not subcontract any of its rights or obligations under this Agreement, with respect to the Services, except as follows:

                            (i) StarTek may only sub-contract the Services to
such third parties as MICROSOFT shall first approve in writing on the basis that such sub-contractor must upon request by MICROSOFT, agree in writing to undertake the same obligations and/or abide by the same restrictions to which StarTek is subject under Sections 4 (IPR), 7 (Year 2000 Compliance), 9 (Confidentiality), 10 (Title), Exhibit C (Insurance and Risk of Loss) and 13 (Record Keeping; Record Review). If such sub-contracting relates to the purchase of Product Components, then StarTek may only sub-contract with a MICROSOFT Authorised Replicator;



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                            (ii) Neither MICROSOFT, Microsoft Corporation nor
any of its and/or their affiliates and its and/or their licensors shall have any liability to StarTek or otherwise in the event of the alteration or termination of any such relationship between the independent third parties concerned. StarTek shall indemnify MICROSOFT, Microsoft Corporation and any of its and/or their affiliates and its and/or their licensors against any claim, cost, liability, damages, expenses or proceedings brought against or incurred by MICROSOFT arising out of the alteration or termination of any such relationship to which StarTek is a party;

                            (iii) In the event that StarTek has entered into a
sub-contract pursuant to Section 5(a) and Section 16(a), StarTek shall immediately notify MICROSOFT of the termination or expiration for whatever reason of such sub-contract, and shall at StarTek's expense recover and repossess any stocks of Products, Product Components and other MICROSOFT materials and goods including without limitation all replication lists and all CD masters, CD stampers, CD serialisation files and labels, all software on disk, CD-R masters, CD-ROM masters, glass masters, electronic files, film masters, electronic and physical artwork files, PID files and labels, disk masters, label masters, label art, labels, user guide masters, packaging masters or other masters, Microsoft certificates of authenticity, Microsoft certificate of authenticity labels, raw disks and source code in the possession or control of such sub-contractor.


                            (iv) In the event that MICROSOFT notifies StarTek of
the termination or expiration for whatever reason of a MICROSOFT Replication Agreement, StarTek shall immediately cease to sub-contract in respect of the Services with the MICROSOFT Authorised Replicator in respect of which the MICROSOFT Replication Agreement has been terminated or has expired; and StarTek shall recover and repossess any stocks of Products, Product Components and other MICROSOFT materials and goods including without limitation all replication lists and all CD masters, CD stampers, CD serialisation files and labels, all software on disk, CD-R masters, CD-ROM masters, glass masters, electronic files, film masters, electronic and physical artwork files, PID files and labels, disk masters, label masters, label art, labels, user guide masters, packaging masters or other masters, Microsoft *, Microsoft * labels, raw disks and source code in the possession or control of such MICROSOFT Authorised Replicator

                            (v) StarTek guarantees its subcontractor's
fulfillment of the applicable obligations imposed on StarTek by this Agreement;

                            (vi) StarTek shall indemnify, defend and hold
MICROSOFT harmless for all damages and/or costs of any kind, including without limitation, those incurred by MICROSOFT and caused by a subcontractor and/or subcontractor's failure to fulfill the applicable obligations imposed on StarTek by this Agreement, including, but not limited to, StarTek's payment of any monetary judgments awarded to MICROSOFT by a court of competent jurisdiction and any costs and fees relating thereto, not paid by subcontractor, resulting from subcontractor's unauthorized replication and/or distribution of Product(s); and

                            (vii) Upon execution of this Agreement and
thereafter prior to a subcontractor performing any Services under this Agreement, StarTek shall provide MICROSOFT with a written certification, signed by a StarTek officer, representing and warranting that StarTek is in compliance with the provisions of Section 6 of this Agreement; and

                            (viii) MICROSOFT, in its reasonable discretion, will
provide an approved CD and * supplier list as seen in Exhibit F which may be updated by MICROSOFT from time to time. If a supplier used by StarTek as a subcontractor is removed from such list by MICROSOFT, MICROSOFT acknowledges that StarTek may not be able to immediately discontinue use of subcontractor. In such case, subject to other rights and obligations of enforcement as set forth in the Agreement, MICROSOFT and StarTek will mutually agree to a transition plan.

                  (2) RIGHTS PASS THROUGH. It is the intention of this section that StarTek be able to subcontract, provided StarTek fully maintains quality standards and protects MICROSOFT's property rights in MICROSOFT's Intellectual Property and Deliverables such that, in addition to MICROSOFT's recourse to StarTek under this Agreement, MICROSOFT shall also have rights enforceable directly against the subcontractor. The



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responsibility and liability of StarTek under this Agreement is not diminished on account of any subcontract and StarTek shall be fully responsible for the subcontractor's performance and work.

                  (3) EXPORT RESTRICTIONS. StarTek hereby agrees that in subcontracting portions of the Services to third parties pursuant to Section 5(a) or (b) above, StarTek shall not, directly or indirectly, export or transmit
(i) any Product Component, Product and/or technical data or (ii) any Product (or any part thereof), process, or service that is the direct product of a Product, to (a) any countries that are subject to U.S. export restrictions (including as of the Effective Date, but not limited to, the Federal Republic of Yugoslavia (Serbia and Montenegro), Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria);
(b) any end-user whom StarTek knows or has reason to know will utilize such Product Component, Product and/or technical data in the design, development or production of nuclear, chemical or biological weapons; or (c) any other country to which such export or transmission is restricted by the export control laws and regulations of the United States, and any amendments thereof, without prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transactions, unless Microsoft specifically directs StarTek in writing to do so.

                  (4) ENFORCEMENT. StarTek agrees that it will diligently and timely enforce all rights against or obligations of any subcontractor(s) in order to enforce compliance with the applicable terms of this Agreement and/or to otherwise cure a subcontractor breach.


6. REPRESENTATIONS & WARRANTIES.

                       (A) BY STARTEK. StarTek represents and warrants to MICROSOFT as follows:

                                    a) StarTek is a corporation duly organised
                           and validly existing under the laws of * and has full capacity and authority to enter into this Agreement and to perform the Services required of it under this Agreement;

                                    b) this Agreement has been duly and validly
                           authorised, executed and delivered on behalf of StarTek and is a valid and binding agreement of StarTek enforceable in accordance with its terms and that neither the execution of this Agreement nor the performance of the Services required of it hereunder will constitute a breach of any agreement or arrangement to which StarTek is a party;

                                    c) the Manufacturing, including any portion
                           done by any subcontractor as contemplated in Section 5, will strictly comply with all applicable laws, as well as the terms and conditions of this Agreement, including without limitation the Statement of Work;

                                    d) the Products (including the raw
                           materials, reproduction quality, Product Components and Finished Product Unit quality) will satisfy the quality workmanship standards and service levels set forth in the Microsoft Website (*) and Statement of Work and StarTek shall further protect MICROSOFT's property rights in MICROSOFT's Intellectual Property and Deliverables from unauthorized use within the scope of this Agreement;

                                    e) StarTek shall at all times comply with
                           its commitments and obligations as stated in this Agreement;

                                    f) StarTek's performance of Manufacturing,
                           pursuant to the rights granted under this Agreement, does not infringe any third party's patent, copyright, trade secret and/or any other intellectual property right with respect to StarTek's replication, assembly, and/or distribution processes;

                                    g) StarTek will, at all times relevant to
                           this Agreement, keep any and all license agreement with third parties relevant to Manufacturing the Products in force and in good standing;

                                    h) StarTek shall promptly replace, at no
                           charge to MICROSOFT or the Customers, any non-conforming Products, and all transportation, customs, and/or taxes relating thereto, if any delivery of Products to MICROSOFT or Customers, or any portion of it, breaches any of the warranties of
                           Section 6(a). In the event MICROSOFT determines that a Product recall is necessary, StarTek shall cooperate with MICROSOFT in all respects to conduct such recall at StarTek's expense, provided that if the recall is necessary because of a MICROSOFT error, the recall on the account of that defect shall be at MICROSOFT's expense, but StarTek shall still cooperate with it, and in such a case, MICROSOFT shall reimburse StarTek for the costs of producing and distributing the replacement Products;

                                    i) that all services on its part to be
                           performed under this Agreement will be performed with all reasonable skill and care by competent staff and in a timely manner. In addition to the foregoing, in the event that service levels are set out in any Statement of Work as to any particular services, StarTek undertakes to meet such service levels;

                                    j) to ensure that all information received
                           or generated through the Services (including without limitation about any Products or about potential or existing customers and their requirements) ("Data") is captured, processed and transmitted accurately by StarTek completely and in accordance with MICROSOFT's instructions from time to time;

                                    k) that all Data and information collected,
                           processed, created and managed by StarTek on behalf of MICROSOFT will belong exclusively to MICROSOFT. StarTek agrees not to disclose, divulge, offer, supply, licence, rent, exchange, re-sell or re-use any such Data and information at any time in the future;

                                    l) to maintain a telecommunications and
                           computer system to standards set by MICROSOFT from time to time and having the functionality and capacity necessary for StarTek to comply with its obligations under this Agreement;

                                    m) to work with MICROSOFT to provide and
                           install all necessary interface and bridging devices required to successfully connect to either the Data communications network or MICROSOFT or the Data communications network of a nominated third party to a standard set by MICROSOFT from time to time. StarTek agrees to work with MICROSOFT to establish such Data connectivity such that any telephone or postal transaction undertaken by StarTek on behalf of MICROSOFT is immediately reflected in the main MICROSOFT customer Data base;

                                    n) to fully cooperate with MICROSOFT in
                           implementing the programmes, policies, directions, requests and instructions or MICROSOFT relating to the services;

                                    o) to pay and discharge all royalties,
                           licence fees or other payments payable to or claimed by a third party in respect of any patent or other intellectual property right of that third party arising from the use of the subject matter of such patent or other intellectual property by StarTek or by any approved sub-contractors, suppliers or MICROSOFT Authorised Replicators in performing the Services or arising from the subsequent sale or supply by MICROSOFT (anywhere in the world) of any Product or component manufactured by StarTek or by any approved sub-contractors, suppliers or MICROSOFT Authorised Replicators and/or supplied by StarTek to MICROSOFT and whether or not such obligation arises at the time the Services are provided by StarTek or subsequently; and


                       (B) The representations and warranties in Section 6(a) of this Agreement shall continue during the term of this Agreement and if at any time during the term of this Agreement any event occurs which would make any of such representations or warranties untrue or inaccurate in any material respect, StarTek shall promptly notify MICROSOFT of such event in writing and of the facts related thereto and of any remedial action taken by StarTek in respect thereof.

                       (C) BY MICROSOFT. MICROSOFT hereby represents and warrants to StarTek as follows:

                                    a) MICROSOFT has the full and exclusive
                           right and power to enter into and perform according to the terms of this Agreement;

                                    b) MICROSOFT has and will have, at all
                           relevant times, sufficient rights in the Products to grant StarTek the rights granted in this Agreement;

                                    c) that at all times relevant to this
                           Agreement, MICROSOFT will keep any and all license agreements with third parties relevant to the reproduction and manufacture of the Products in force and in good standing; and

                       (D) DISCLAIMER OF WARRANTY. THE WARRANTIES SET FORTH IN SECTIONS 6(A) AND 6(B) ABOVE ARE THE ONLY WARRANTIES MADE BY THE PARTIES AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCTS.

7. YEAR 2000

                       (A) YEAR 2000 COMPLIANCE In this Section 7 the expression "Year 2000 Compliant" (and like expressions) shall mean that no operational, financial, data transmission, communication or process is affected or interrupted by dates prior to, during or after the Year 2000, and in particular, but without prejudice to the generality of the foregoing that:-

                                   1)       *

                                   2)       *

                                   3)       *

                                   4)       *


                       (B)      *

                       (C)      *

                       (D)      *

8. INDEMNITIES.

                       (A) STARTEK INDEMNITY OBLIGATIONS. StarTek agrees to indemnify and hold harmless MICROSOFT (and each of its directors and officers) from and against all Claims (as hereinafter defined) directly or indirectly arising out of or in connection with or relating to:

                                             a) any actions or omissions of
                                    StarTek in connection with the performance of the Services or any other of its duties and obligations hereunder;

                                             b) any breach of StarTek
                                    obligations, warranties or representations under or pursuant to this Agreement;

                                             c) all wages, holiday pay,
                                    employment benefit costs, redundancy costs and unfair dismissal costs and awards in respect of its employees and former employees and arising whether before or during the term of the Agreement or SOW for whatever reason or following or resulting from the termination of the Agreement or any SOW for whatever reason;

                                             d) any and all royalties, licence
                                    fees or other payments payable to or claimed by a third party in respect of any patent or other intellectual property right of that third party arising from the use of the subject matter of such patent or other intellectual property by StarTek or by any approved sub-contractors, suppliers or MICROSOFT Authorised Replicators in performing the Services or arising from the subsequent sale or supply by MICROSOFT (anywhere in the world) of any product or component manufactured by StarTek or by any approved sub-contractors, suppliers or MICROSOFT Authorised Replicators and/or supplied by StarTek to MICROSOFT, and whether or not such obligation arises at the time the Services are provided by StarTek or subsequently; and

                                             e) any Claim attributable to
                                    StarTek's and/or its approved
                                    sub-contractors', suppliers' or MICROSOFT
                                    Authorised Replicators' performance of the
                                    Services pursuant to the rights granted
                                    under this Agreement including, but not
                                    limited to, StarTek's and/or its approved sub-contractors', suppliers' or MICROSOFT Authorised Replicators' replication, manufacturing and assembly processes or any Claim by any third party that StarTek's and/or its approved sub-contractors', suppliers' or MICROSOFT Authorised Replicators' performance of the Services, pursuant to the rights granted under this Agreement, infringes such third party's patent, copyright, trade secret and/or any other intellectual property right with respect to StarTek's and/or its approved sub-contractors', suppliers' or MICROSOFT Authorised Replicators' replication, manufacturing and assembly processes.

                       (B) Council Directive of 14 February 1977 on the approximation of the laws of the Member States relating to the safeguarding of employees' rights in the event of transfers of undertakings, businesses or parts of businesses (77/187/EEC) as amended by Council Directive 98/50/EC of 29 June 1998

MICROSOFT and StarTek hereby agree and acknowledge that:

                  (1) to the extent the entering into of this Agreement and any/or Statement of Work hereunder or pursuant hereto, or the commencement by StarTek of providing or performing the Services is deemed to amount to, or results in, the transfer of a business or part of a business within the meaning of the Council Directive of 14 February 1977 on the approximation of the laws of the Member States relating to the safeguarding of employees' rights in the event of transfers of undertakings, businesses or parts of businesses (77/187/EEC) (as amended by Council Directive 98/50/EC of 29 June 1998) (together and individually the "Directive") or any applicable national laws or regulations implementing the same ("Regulations"); and

                  (2) to the extent the termination of this Agreement and/or any Statement of Work hereunder or pursuant hereto, or the cessation by StarTek of the provision or the performance of the Services, or the combination or centralisation of the Services through one or more MICROSOFT turnkey manufacturers, is deemed to amount to, or results in, the transfer of a business or part of a business within the meaning of the Directive and/or the Regulations:

                  then StarTek shall in such circumstances be fully liable and responsible for all obligations and liabilities whatsoever arising as a result of such deemed or resulting application of the Directive and/or the Regulations and whether in respect of any contracts of employment, employment relationships or collective agreements (whether or not relating to employees of MICROSOFT or another party) or pursuant to any enactments or statutory provisions (or orders or regulations made thereunder) relating to employees in force at any time, and that StarTek shall at all times fully and effectually indemnify and hold harmless MICROSOFT against all claims, judgments, decrees, orders, awards, costs, liabilities and expenses howsoever arising under or by virtue thereof, including without limitation all wages, holiday pay, employment benefit costs, redundancy costs and unfair dismissal costs, and awards in respect of such, together with legal or other costs, and whether arising before or during the term of the Agreement or Statement of Work. This indemnity will extend to all costs and expenses incurred in defending any such claims or actions or complying with any such award or awards of any court or tribunal of competent jurisdiction.

                       (C) MICROSOFT INDEMNITY OBLIGATIONS. MICROSOFT agrees to indemnify StarTek from all Claims made against StarTek arising out of breach of MICROSOFT's obligations, warranties or representations contained at Section 6(c)
(2).

                       (D) DEFINITIONS. In relation to any obligation to indemnify undertaken in this Agreement "Claim" includes any cost, claim, liability, proceeding, action, demand, damages and expense (including reasonable attorney's fees and costs).

                       (E) SURVIVAL. StarTek and MICROSOFT agree that the indemnities set forth in this Section 8 shall survive and shall be enforceable beyond the or completion of this Agreement.

                       (F) LIMITATION ON LIABILITY. STARTEK'S TOTAL LIABILITY AS TO MATTERS ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO *, WITH THE EXCEPTION THAT STARTEK'S LIABILITY SHALL BE UNLIMITED AS TO: (i) ANY INDEMNIFICATION OBLIGATION FOR PERSONAL INJURY, DEATH OR PROPERTY DAMAGE TO THE EXTENT SUCH CLAIM IS BASED UPON STRICT LIABILITY, NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL ACT OR OTHER FAULT OF STARTEK OR ITS SUBCONTRACTOR(S); (ii) ANY MATTER ARISING UNDER SECTION 8 OF THIS AGREEMENT; (iii) FOR THE COST OF ANY RECALL INCLUDING THE COST OF PRODUCING REPLACEMENT PRODUCT(S); (iv) ANY FAILURE TO RETURN ANY DELIVERABLES AS IS OTHERWISE PROVIDED FOR IN THIS AGREEMENT; OR
(v) ANY COPYRIGHT, PATENT, TRADEMARK OR TRADE SECRET INFRINGEMENT(S) (ALL OF THE FOREGOING BEING COLLECTIVELY REFERRED TO AS THE "STARTEK EXCLUDED MATTERS"). MICROSOFT'S TOTAL LIABILITY AS TO MATTERS ARISING UNDER THIS AGREEMENT SHALL ALSO BE LIMITED TO *, EXCEPT FOR ANY MATTERS ARISING UNDER SECTION 8 OF THIS AGREEMENT. EXCEPT WITH REGARD TO STARTEK EXCLUDED MATTERS (WHICH TERM FOR THE PURPOSES OF THIS SENTENCE SHALL NOT INCLUDE ANY LIABILITY AS TO RECALL) AND MATTERS ARISING UNDER SECTIONS 7 and 11, NO PARTY HERETO SHALL BE LIABLE TO ANOTHER FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES ARISING OUT OR RELATED TO THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE OTHER PROVISIONS OF THIS AGREEMENT RELY UPON THE INCLUSION OF THIS SECTION 8(f).

9. CONFIDENTIALITY.

                       (A) DEFINITIONS. In this Section:

                                    1) "StarTek Confidential Information" means
                           information that StarTek designates as being proprietary and/or confidential or which, under the circumstances surrounding its disclosure or the manner whereby it was acquired or obtained or otherwise ought to be treated as proprietary or confidential and includes without limitation, information relating to StarTek's organisation, affairs, plans, transactions, proposals, projections, strategies, finances, prices, costs, accounts, products, customers, suppliers (other than suppliers used in the provision of the services), data systems, software or activities and information received from others that StarTek is obligated to treat as confidential, but specifically excluding any information within the definition of "MICROSOFT Confidential Information" as defined below, or which StarTek is obliged or required to furnish to MICROSOFT pursuant to the terms of or in connection with this Agreement.

                                    2) "MICROSOFT Confidential Information"
                           means information that MICROSOFT or Microsoft Corporation designates as being proprietary and/or confidential or which, under the circumstances surrounding its disclosure or the manner whereby it was acquired or obtained or otherwise ought to be treated as proprietary or confidential and includes, without limitation, the terms of this Agreement, * and information received from others that MICROSOFT and/or Microsoft Corporation are obligated to treat as confidential.

                  Neither "StarTek Confidential Information" nor "MICROSOFT Confidential Information" shall include that information defined as StarTek Confidential Information or MICROSOFT Confidential Information (as the case may be) above that: (i) entered or subsequently enters the public domain without breach by either party of any obligation owed to the other or to Microsoft Corporation; (ii) became known to either party prior to the disclosure by the other party of such information to that party or that party's acquisition or obtaining thereof; (iii) became known to either party from a source other than the other party, other than by the breach of an obligation of confidentiality owed to that other party or Microsoft Corporation; (iv) is disclosed by either party to a third party without restrictions on its disclosure; or (v) is independently developed by either party.

                                    3) "Confidential Materials" shall mean all
                           materials and media containing or comprising
                           MICROSOFT Confidential Information or StarTek Confidential Information (as the case may be), or on which MICROSOFT Confidential Information or StarTek Confidential Information (as the case may be) is stored or resides, including without limitation written or printed documents and computer disks, CDs, CD-Rs, CD-ROMs, tapes or other media, masters and whether machine or user readable.

                                    4) "Public Domain Information" means
                           information or know-how that can be acquired from MICROSOFT or Microsoft Corporation or StarTek (as the case may be), or other sources upon request by a member of the general public, free of charge or for the cost of copying.

                       (B) MICROSOFT RESTRICTIONS AND OBLIGATIONS. MICROSOFT shall not disclose or permit the disclosure of any StarTek Confidential Information or Confidential Materials to third-parties (other than an Associated Company) for * following the date of its disclosure by StarTek to MICROSOFT or MICROSOFT's acquisition or obtaining thereof.

                       (C) STARTEK RESTRICTIONS AND OBLIGATIONS. Subject to sub-Section (d) below, StarTek shall not disclose or permit the disclosure of any MICROSOFT Confidential Information or Confidential Materials to third parties including, but not limited to, any Associated Company for * years following the date of its disclosure by MICROSOFT or Microsoft Corporation to StarTek or StarTek's acquisition or obtaining thereof.

                       (D) For the purposes of this Section 9(d) and of Section 16(a), "Associated Company" means:-

                                    a) any company which is related to MICROSOFT
                           or StarTek (as the case may be), within the meaning of Section 140 of the Companies Act 1990 or which would be so related if it was incorporated in Ireland; or

                                    b) any person or body of persons or any
                           company, partnership, consortium or joint venture related or affiliated to or controlled or managed by MICROSOFT or StarTek (as the case may be) or by any person or group of persons connected to any director of MICROSOFT or StarTek (as the case may be) within the meaning of Section 26 of the Companies Act 1990 or by any company which is related to MICROSOFT or StarTek (as the case may be) within the meaning of
                           Section 140 of the Companies Act 1990 or which would be so related if it was incorporated in Ireland.

(E) StarTek may disclose MICROSOFT Confidential Information and/or Confidential Materials to any of its authorised employees or agents, consultants or sub-contractors authorised by MICROSOFT pursuant to Sections 5(a) and 16(a) who have a need to know the same for the purpose of this Agreement. StarTek shall procure that each such employee, agent, consultant or sub-contractor having access to or otherwise receiving any MICROSOFT Confidential Information and/or Confidential Materials, shall enter into confidentiality agreements in the form or substantially in the form set out in Exhibit F hereto in respect of any MICROSOFT Confidential Information and/or Confidential Materials that may be disclosed or released to or otherwise received by such employee, agent, consultant or sub-contractor. Immediately upon StarTek becoming aware of or suspecting any breach or threatened breach of any of the said confidentiality agreements StarTek shall:-

                                    a) forthwith notify MICROSOFT in writing of
                           such breach or threatened breach and give to MICROSOFT such information as MICROSOFT may in its sole discretion require and is reasonably available to StarTek in relation to such breach or threatened breach and MICROSOFT may in the name of StarTek take such action at the cost and expense of MICROSOFT as MICROSOFT may at its sole discretion consider necessary or desirable to avoid or resist the breach or threatened breach and to enforce the said confidentiality agreements or any of them subject only to notifying StarTek to the extent considered practicable by MICROSOFT prior to taking any such action; and

                                    b) do and permit to be done all things which
                           may be required to be done at the cost and expense of MICROSOFT to minimise, avoid or diminish the actual or potential loss to any or all of MICROSOFT and Microsoft Corporation and any of its or their affiliates as a result of such breach or threatened breach and to enable MICROSOFT to enforce the said confidentiality agreements or any of them in the name of StarTek and StarTek shall not be entitled to withdraw, compromise or settle any such enforcement action without the prior written consent of MICROSOFT save as required by the legally binding obligation imposed on it by a court of final appeal and of competent jurisdiction, or by a court of competent jurisdiction where a stay of execution is refused pending appeal.

                           (F) StarTek may nto reverse engineer, decompile or
disassemble any software made available to COMPANY by or acquired from MICROSOFT or Microsoft Corporation except as expressly permitted by applicable law. In addition, StarTek may not unlawfully copy or distribute any such software.

                           (G)      MICROSOFT RIGHTS AND REMEDIES

                                              a) StarTek shall notify MICROSOFT
                                    immediately upon discovery of any
                                    unauthorised use or disclosure of MICROSOFT
                                    Confidential Information or Confidential
                                    Materials, or any other breach of this
                                    Agreement by StarTek, and will cooperate with MICROSOFT in every reasonable way to help MICROSOFT regain possession of the MICROSOFT Confidential Information or Confidential Materials and prevent its further unauthorised use.

                                             b) StarTek shall return all
                                    originals, copies, reproductions and
                                    summaries of MICROSOFT Confidential
                                    Information or Confidential Materials (in whatever form whether tangible, electronic or other) at MICROSOFT's' request or, at MICROSOFT's option, certify destruction of the same.

                                             c) StarTek acknowledges that
                                    monetary damages may not be a sufficient remedy for unauthorised disclosure of MICROSOFT Confidential Information or Confidential Materials and that MICROSOFT shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

                                             d) MICROSOFT may visit StarTek's
                                    premises, with reasonable prior notice and during normal business hours, to review StarTek's compliance with the terms of this Agreement.

                           (H)      STARTEK RIGHTS AND REMEDIES

                                             a) MICROSOFT shall notify StarTek
                                    immediately upon discovery of any
                                    unauthorised use or disclosure of StarTek
                                    Confidential Information or Confidential
                                    Materials, or any other breach of this
                                    Agreement by MICROSOFT, and will cooperate with StarTek in every reasonable way to help StarTek regain possession of the StarTek Confidential Information or Confidential Materials and prevent its further unauthorised use.

                                             b) MICROSOFT shall return all
                                    originals, copies, reproductions and
                                    summaries of StarTek Confidential
                                    Information or Confidential Materials (in whatever form whether tangible, electronic or other) at StarTek's request or, at StarTek's option, certify destruction of the same.

                                             c) MICROSOFT acknowledges that
                                    monetary damages may not be a sufficient remedy for unauthorised disclosure of StarTek Confidential Information or Confidential Materials and that StarTek shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.


                           (I)      MISCELLANEOUS

                                             a) All MICROSOFT Confidential
                                    Information and Confidential Materials are and shall remain the property of MICROSOFT and/or Microsoft Corporation. By disclosing MICROSOFT Confidential Information and Confidential Materials to StarTek, MICROSOFT and/or Microsoft Corporation do not grant any express or implied right to StarTek to or under any MICROSOFT and/or Microsoft Corporation patents, copyrights, trademarks or other intellectual property rights or trade secret information.

                                             b) All StarTek Confidential
                                    Information and Confidential Materials are and shall remain the property of StarTek. By disclosing StarTek Confidential Information and Confidential Materials to MICROSOFT, StarTek does not grant any express or implied right to MICROSOFT to or under any StarTek patents, copyrights, trademarks or other intellectual property rights or trade secret information.

                                             c) Notwithstanding the foregoing
                                    either party may disclose the terms of this Agreement to its outside legal and financial advisers in the ordinary course of its business. Either party may disclose MICROSOFT Confidential Information and/or StarTek Confidential Information and/or Confidential Materials (as the case may be) if required to do so by government or judicial order provided that:-

                                                      i) it shall have given the
                                             other party prompt written notice
                                             prior to the disclosure;

                                                      ii) it shall comply with
                                             any protective order or equivalent
                                             imposed on such disclosure, and

                                                      iii) it shall provide the
                                             other party with the option of
                                             either seeking a protective order
                                             or having such MICROSOFT
                                             Confidential Information and/or
                                             StarTek Confidential Information
                                             and/or Confidential Materials (as
                                             the case may be) made subject to
                                             the same protective order as may
                                             apply to the information of that
                                             party subject to the government or
                                             judicial order.

                                             d) StarTek undertakes that any
                                    information relating to customers of
                                    MICROSOFT, Microsoft Corporation or any of its or their affiliates, distributors, agents or resellers, that either has been or is provided to StarTek by any of the aforementioned in order to perform the services or its obligations under this Agreement, or that is otherwise acquired by StarTek whether before or after the date hereof, shall be treated as MICROSOFT Confidential Information and shall be held by StarTek in the strictest of confidence and shall not be utilised by StarTek for any purpose (including but not limited to its dissemination to or utilisation by any Associated Company of StarTek whether involved in the reselling of software and/or computer hardware products or not) other than the provision of the services.

10. TITLE

                           (A) StarTek acknowledges and agrees that
notwithstanding delivery or the passing of risk or any other provision of this Agreement the property and title to all materials, goods and components used or to be used in the Services:

                                             a) delivered to StarTek's Facility
                                    or to the facility of any of its approved sub-contractors (whether originating from MICROSOFT, an approved supplier or other third party) shall vest in MICROSOFT with effect from the time of delivery to StarTek's Facility or to the facility of any of its approved sub-contractors to the extent (if any) that MICROSOFT does not hold title to them before such time;

                                             b) created or originating at
                                    StarTek's Facility or to the facility of any of its approved sub-contractors shall vest in MICROSOFT with effect from the moment of their creation;

                           And StarTek acknowledges and agrees that neither the title nor the property in any materials, goods and components as aforesaid vests in or will vest in StarTek or in any of its approved sub-contractors, notwithstanding that MICROSOFT shall have no obligation to pay StarTek's approved sub-contractors, and StarTek shall be solely liable and responsible to its approved sub-contractors for payment, for such materials, goods and components delivered to or created or originating at StarTek's approved sub-contractors' facilities.

                           (B) For the avoidance of doubt, the property and
title in each unit of finished Microsoft Products delivered to or manufactured by StarTek and/or any of its approved sub-contractors shall be and remain vested in MICROSOFT and shall not at any time pass to StarTek.

                           (C) StarTek shall not create, or permit, suffer or
allow to arise, over or in relation to any unit of Microsoft Products or any materials, goods or components used or to be used in the Services any charge, lien, encumbrance or other security interest of whatever nature.

                           (D) StarTek shall store all materials, goods and
components used or to be used in the Services as well as finished Microsoft Products such that they remain at all times separately identifiable as the property of MICROSOFT and StarTek shall return any and all such materials, goods, components and finished Microsoft Products to MICROSOFT on request.

                           (E) StarTek hereby grants an irrevocable right and
licence to MICROSOFT, its servants and agents to enter with or without notice upon all or any of its premises with or without vehicles during normal business hours for the purposes of verifying that the provisions of this Section are being complied with and/or taking possession of any and all such materials, goods, components, and finished Microsoft Products and this provision shall continue in force notwithstanding termination of this Agreement howsoever caused.

11. RISK OF LOSS.

                           (A) StarTek shall assume the risk of loss or damage
to materials and goods which are the subject of this Agreement, or the product of any Services, including but not limited to raw materials, components and finished goods as follows: StarTek risk for incoming materials, goods and components shall commence with effect from the earlier of the moment of their delivery to or creation at StarTek's Facility or the authorised locations of all StarTek's approved sub-contractors, suppliers and MICROSOFT Authorised Replicators engaged by StarTek. Nothing herein shall prevent StarTek and the approved sub-contractors, suppliers and/or the Authorised Replicators which StarTek engages allocating such risk between them pursuant to the transfer of risk terms contained in any agreement entered into between them, provided however that StarTek shall assume sole responsibility for risk of loss at the latest at the moment of the delivery of materials, goods or components to StarTek's Facility. StarTek's responsibility for risk of loss shall continue through manufacture, assembly, storage and shipment of finished goods. StarTek's responsibility for risk of loss shall terminate upon the receipt by StarTek by EDI from the MICROSOFT turnkey warehouser and/or distributor, or other recipient pursuant to MICROSOFT directions, to which StarTek has shipped finished goods of confirmation of receipt of the finished goods. StarTek shall remain responsible for adequately packing the finished goods and shipping them to the MICROSOFT turnkey warehouser and/or distributor or other recipients pursuant to MICROSOFT's directions. In the event of loss or damage to any of the goods for which StarTek assumes risk of loss, StarTek shall, or shall procure that its insurers shall indemnify MICROSOFT for the value of goods as follows:

                                             (A) for raw materials and goods in
                                    the course of manufacture owned by
                                    MICROSOFT, MICROSOFT's * plus any or all *;

                                             (B) for finished goods, MICROSOFT *
                                    for such goods to the extent that MICROSOFT receives orders for such finished goods that would otherwise have been fulfilled through the Services or, where such finished goods are excess inventory owned by MICROSOFT, the cost of goods sold;

                                             (C) for all other property owned by
                                    MICROSOFT, the current *.

                           (B) To the extent that any loss to MICROSOFT owned
property or inventories is covered by insurance maintained by StarTek, MICROSOFT shall be permitted to participate in the adjustment of the loss and shall be made loss payee on StarTek's insurance to the extent of its interest in the lost, damaged or destroyed property. StarTek shall and shall procure that its insurers shall waive all rights of subrogation against MICROSOFT in connection with any payment made for loss or damage to MICROSOFT owned property.

                           (C) ON PREMISES RISK. StarTek shall be responsible
for all risk of loss or damage to all MICROSOFT property while located at StarTek's or its subcontractor's facilities. StarTek shall be responsible for the full amount of the loss or damage and shall reimburse MICROSOFT for such loss or damage. Reimburseable amount for any loss or damage shall be as set forth in Section 11(d) below.

                           (D) LIABILITY FOR THEFT, PILFERAGE, SHRINKAGE, ETC.
Notwithstanding the provisions of Section 10 (Title) and the foregoing provisions of this Section 11, StarTek shall be fully liable to MICROSOFT for the theft, pilferage, shrinkage or otherwise unexplained disappearance of any and all Microsoft Products, Microsoft certificates of authenticity, CDs, discs and other finished products whilst in its possession or under its control or management during the period that StarTek is responsible for same. This period runs from the time StarTek assumes risk of loss pursuant to this Section 11 until the documented delivery to and the documented receipt by or on behalf of the MICROSOFT turnkey warehouser and/or distributor or other recipient as designated by MICROSOFT. For the avoidance of doubt, this period covers the time during which any of the aforementioned items are in the possession or under the control or management of any of StarTek's approved sub-contractors, suppliers or MICROSOFT Authorised Replicators engaged by StarTek. In the event that any of the aforesaid items are stolen, lost or otherwise unaccounted for, StarTek agrees to pay to MICROSOFT forthwith on demand the Microsoft distributor price therefor (or, in the case of a Microsoft *.

                           (E) The foregoing is the best estimate of the parties
as to the likely loss and damage that MICROSOFT will suffer as a result of theft, pilferage, shrinkage or otherwise unexplained disappearance of all Microsoft Products, Microsoft certificates of authenticity, CDs, discs or other finished products as aforesaid whilst in the possession, control or management of StarTek.

                           (F) NOTICE OF LOSS - Upon discovery of the theft,
pilferage, shrinkage or otherwise unexplained disappearance of any and all Microsoft Products (including components of Microsoft Products), Microsoft certificates of authenticity, Microsoft certificate of authenticity labels, CDs, CD masters, CD stampers, CD serialisation files, film, film masters, electronic and physical artwork files, discs, disc masters, label masters, label art, labels, user guides, user guide masters, packaging masters or other masters or other products and finished products *, whilst in its possession or under its control or management as aforesaid, StarTek shall as soon as reasonably practical and in any event not more than * following discovery, notify MICROSOFT of such loss along with sufficient details to enable MICROSOFT to make a reasonable investigation of any loss involving the aforesaid items or other MICROSOFT property.

                           (G) For the avoidance of doubt, the obligation of
StarTek under Section 11(d) to pay MICROSOFT * for damaged Microsoft Products (including raw materials and components thereof) shall not apply where such items are damaged during the course of or as a result of the provision of the Services PROVIDED ALWAYS that StarTek physically accounts for all such damaged Microsoft Products (including raw materials and components thereof) and for all Microsoft certificates of authenticity, CDs, discs, other finished products which are damaged whilst in its possession or under its control or management, to the satisfaction of MICROSOFT including where necessary verified evidence of destruction.


12. TERM AND TERMINATION.

                           (A) DURATION. The term of this Agreement shall
commence on the Effective Date and terminate on * (the "Initial Term") unless terminated earlier as provided below. In the event that either party wishes to continue this Agreement for a further period of * beyond the Initial Term, such party shall * give written notice to this effect to the other party. The other party may (and will not be obliged to) agree to such an extension of this Agreement on receipt of such notice. In the event that neither party gives such notice, or either party does not agree to an extension as outlined, this Agreement shall terminate on the expiry of the Initial Term, unless terminated earlier as provided below.

                           (B) EARLY TERMINATION AND DEFAULT. MICROSOFT may
terminate this Agreement immediately upon notice if StarTek: (i) fails to strictly comply with Sections 4 and/or 9 of this Agreement, (ii) makes or attempts to make an assignment in violation of Section 16(a) of this Agreement, or (iii) experiences an Insolvency Event of Default, as defined below. In addition to the foregoing, MICROSOFT may terminate this Agreement without cause with * notice in writing. The rights and remedies provided herein to the parties shall not be exclusive and are in addition to any other rights and remedies provided by law. In the event a non-defaulting party in its discretion elects not to terminate this Agreement, such election shall not be a waiver of any claims of that party for a default(s). Further, the non-defaulting party may elect to leave this Agreement in full force and effect and to institute legal action against the defaulting party for specific performance and/or damages suffered by such party as a result of the default(s). For purposes of this Agreement, an "Insolvency Event of Default" shall be deemed to have occurred in the event the applicable party fails to formally dismiss the Insolvency Event of Default within * after commencement of any of the following proceedings: (x) any party admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (y) any affirmative act of insolvency by any party or the filing by or against any party of any petition or action under any bankruptcy, reorganization, insolvency arrangement, liquidation, dissolution or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (z) the subjection of a material part of any party's property to any levy, seizure, assignment or sale for or by any creditor, third party or governmental agency.

Notwithstanding the foregoing, MICROSOFT may, at its sole discretion, immediately terminate this Agreement if, due to StarTek's lack of diligence, StarTek engages in or permits its subcontractor(s) to engage in the unauthorized replication and/or distribution of Product(s). StarTek will diligently attempt to prevent any unauthorized replication and/or distribution of Product(s) by StarTek employees or any subcontractor and will cooperate fully with MICROSOFT to that end. MICROSOFT may, at its sole discretion, immediately terminate StarTek's right to subcontract the replication and/or assembly of Product(s), in accordance with Section 5 of this Agreement, if MICROSOFT determines that StarTek's subcontractor is or has been involved in the unauthorized replication and/or distribution of Product(s) or any third party products.

In addition, MICROSOFT may terminate this Agreement by notice in writing to StarTek if StarTek shall change its organisation or methods of doing business so as in MICROSOFT's sole opinion to be able less effectively to carry out its duties hereunder or if there is a change of control of StarTek. For the purposes of this Agreement an entity is "controlled" by another if that other either directly or through its control of another company or legal entity: (1) holds the majority of voting rights in it; (2) is a member of it and has the right to appoint or remove a majority of its board of directors; or (3) is a member of it and controls alone, under an agreement with other shareholders or members, the majority of the voting rights in it.

                           (C) HIERARCHY. In the event that MICROSOFT is
entitled to terminate this Agreement pursuant to any of the provisions of sub-Sections (a) or (b) above, MICROSOFT shall be entitled (but not required) to terminate all or any Statements of Work and/or the Agreement as it chooses. Termination of the

Master Agreement shall automatically terminate all Statements of Work. Termination of all or any Statements of Work shall not of itself terminate the Agreement.

                           (D) RIGHTS UPON TERMINATION OR EXPIRATION. Upon the
termination or expiration of this Agreement:

                           (E) MICROSOFT shall have the right to recover and
repossess any stocks of Microsoft Products or other MICROSOFT materials, goods, components including without limitation all replication lists and all replicating kits, CD masters, CD stampers, CD serialisation files and labels, all software on disk, CD-R masters, CD-ROM masters, glass masters, electronic files, film masters, electronic and physical artwork files, PID files and labels, disk masters, label masters, label art, labels, user guide masters, packaging masters or other masters, Microsoft certificates of authenticity, Microsoft certificate of authenticity labels, raw disks and source code in StarTek's possession or under its control, including all Microsoft Products and other Microsoft materials, goods and components as aforesaid in the possession or under the control of StarTek's approved sub-contractor;

                           (F) STARTEK will return to MICROSOFT upon demand all
Data and any price lists, literature, manuals and any other material supplied or owned by MICROSOFT which StarTek or its approved sub-contractors may have in its or their possession or under its or their control and whether in paper, electronic or other form;

                           (G) STARTEK will, and will procure that its approved
sub-contractors will, destroy and expunge from its or their computers any and all MICROSOFT materials, goods, components, software (including without limitation replicating kits, CD masters, CD stampers, CD serialisation files and labels, all software on disk, CD-R masters, CD-ROM masters, glass masters, electronic files, film masters, electronic and physical artwork files, PID files and labels, disk masters, label masters, label art, labels, user guide masters, packaging masters or other masters, raw disks, source code and the like) which are held in electronic form and shall certify in writing under the hand of an authorised officer of StarTek that same has been done.

                           (H) MICROSOFT shall not be liable to make or pay any
compensation to StarTek or its approved sub-contractors for loss of profits, goodwill, or otherwise, arising as a result of the termination of this Agreement;

                           (I) STARTEK shall remove and discontinue the use of
all signs, stationery, advertising and other material that would make it appear to the public that StarTek is still providing services in relation to Microsoft Products; and

                           (J) STARTEK shall cease, and shall procure that its
approved sub-contractors shall cease, to use the tradenames, trademarks, logos or symbols owned by MICROSOFT or Microsoft Corporation or any of its or their affiliates and/or any of its or their licensors.

                           (K) STARTEK shall co-operate with MICROSOFT to ensure
that there is an orderly and expeditious winding down of all Services then being performed by StarTek and/or its approved sub-contractors, and where MICROSOFT has arranged for such Services to be performed by another party, that there be an orderly and expeditious transfer and transition to such third party.

                           (L) EFFECT OF DEFAULT. If there is a Default, the
parties shall have all rights and remedies provided in this Agreement or otherwise available under law as limited by this Agreement.

                           (M) SURVIVAL. Sections 2, 3, 4, 5, 6, 7, 8, 9, 10,
11, 12 and 13 shall survive termination or expiration of this Agreement.


                           (N) ACCRUED RIGHTS. Any termination of this Agreement
by any party shall be without prejudice to any other rights or remedies that party might be entitled to hereunder or at law and shall not effect any accrued rights or liabilities of either party nor the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination including without prejudice to the generality of the foregoing, the provisions of Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 which shall survive any termination of this Agreement.


13. RECORD KEEPING, RECORD REVIEW, ETC

                           (A) GENERAL. The provisions of this Section 13 are
subject to any detailed provisions relating to records, review, reporting, inspection and audit in any executed and/or signed Statement of Work.

                           (B) RECORD KEEPING REQUIREMENTS.

                                             a) RECORD KEEPING REQUIREMENTS
                                    During the term of this Agreement, StarTek agrees to keep all usual and proper books of account and all usual and proper entries relating to the Services and StarTek's performance of this Agreement and to maintain them for a minimum period of * from the date they are created. Such records, books of account, and entries shall be kept in accordance with generally accepted accounting principles.

                                             b) FINANCIAL STATEMENTS StarTek
                                    shall provide MICROSOFT with quarterly
                                    Financial Statements within * after the end of each calendar quarter. Furthermore, within * of the financial year end of StarTek, StarTek shall furnish MICROSOFT with a complete copy of its Audited Accounts for such financial year.

                           In this Section 13 "Financial Statement" shall mean a Balance Sheet and Profit & Loss Account both made up as of the last day of the calendar quarter, together with a Cash Flow Statement for the calendar quarter in question and the calendar year to date, duly prepared in accordance with US Generally Accepted Accounting Principles ("US GAAP"). Any deviation from US GAAP in the quarterly Financial Statements must be clearly noted.

                           In this Section 13 "Audited Accounts" shall mean the Balance Sheet, Profit & Loss Account, both made up as of the last day of the financial year, together with a Cash Flow Statement for the financial year in question duly prepared in accordance with US GAAP.

                           (C) AUDIT. MICROSOFT may cause an audit and/or
inspection and/or review to be made of the applicable StarTek records, books of account and entries at any warehouse or storage location of StarTek or any other location from which StarTek is performing the Services in order to verify StarTek's compliance with the terms of this Agreement and to verify statements issued by StarTek at any time during the term of this Agreement and for a period of * thereafter. Any such audit shall be made by an independent qualified accountant selected by MICROSOFT (other than on a contingent fee basis). Any such inspection shall be made by MICROSOFT or a third party designated by MICROSOFT. Any audit and/or inspection shall be conducted during regular business hours at the relevant StarTek location with * prior notice (no such notice shall be required where MICROSOFT suspects that there has been a breach of security). StarTek agrees to provide MICROSOFT's designated audit or inspection team access to relevant MICROSOFT related StarTek records, books of account and entries and to all warehouse and storage locations of StarTek and all other locations from which StarTek is performing the Services. Any such audit shall be paid for by MICROSOFT unless material discrepancies are disclosed. "Material" shall mean * of the transactions (costs borne by or income due to MICROSOFT) within the audit period. IF MATERIAL DISCREPANCIES ARE
DISCLOSED:

(1) STARTEK AGREES TO REIMBURSE MICROSOFT FOR ALL OVER-CHARGED AMOUNTS THAT ARE DISCLOSED PLUS INTEREST ON SUCH AMOUNTS ON A DAY TO DAY BASIS (AS WELL AFTER AS BEFORE ANY JUDGMENT) FROM THE DATE THAT THE COST WAS INCURRED AND CHARGED TO MICROSOFT OR THE INCOME PAID TO MICROSOFT, TO THE

         DATE OF ACTUAL PAYMENT (BOTH DATES INCLUSIVE) AT THE RATE OF * (OR SUCH OTHER DUBLIN CLEARING BANK AS MICROSOFT MAY NOMINATE) FROM TIME TO TIME IN FORCE (OR IF THERE IS NO SUCH RATE, THE NEAREST EQUIVALENT RATE AS DETERMINED BY MICROSOFT COMPOUNDED QUARTERLY) AND IN SUCH CIRCUMSTANCES STARTEK ALSO AGREES TO PAY THE COSTS ASSOCIATED WITH THE AUDIT; AND

(2) MICROSOFT AGREES TO REIMBURSE STARTEK FOR ALL UNDER-CHARGED AMOUNTS THAT ARE DISCLOSED PLUS INTEREST ON SUCH AMOUNTS ON A DAY TO DAY BASIS (AS WELL AFTER AS BEFORE ANY JUDGMENT) FROM THE DATE THAT THE COST WAS INCURRED AND CHARGED TO MICROSOFT OR THE INCOME PAID TO MICROSOFT, TO THE DATE OF ACTUAL PAYMENT (BOTH DATES INCLUSIVE) AT THE RATE OF * (OR SUCH OTHER DUBLIN CLEARING BANK AS MICROSOFT MAY NOMINATE) FROM TIME TO TIME IN FORCE (OR IF THERE IS NO SUCH RATE, THE NEAREST EQUIVALENT RATE AS DETERMINED BY MICROSOFT COMPOUNDED QUARTERLY) AND IN SUCH CIRCUMSTANCES MICROSOFT ALSO AGREES TO PAY THE COSTS ASSOCIATED WITH THE AUDIT.

The foregoing is the best estimate of the parties as to the likely loss and damage that MICROSOFT will suffer as a result of such material discrepancies. StarTek shall procure the right for MICROSOFT to carry out audits and/or inspections of the facilities of StarTek's sub-contractors on terms equivalent to those set out in this Section 13.

                           (D) RECORD REVIEW

                                             a) RELEVANT RECORDS. Where
                                    MICROSOFT causes a review of StarTek's
                                    records , books of account and entries to be made, then without prejudice to the generality of the information and records that MICROSOFT may require from StarTek pursuant to this Section 13:

                           (i) where StarTek bills MICROSOFT on a PRICE PER UNIT OR PRICE PER ACTIVITY, StarTek shall provide copies of shipping, production or other relevant records to support invoices and copies of third party invoices to support price adjustments based on changes in the cost of third party materials and services including, without limitation, paper, media, packaging materials, postage and freight; StarTek shall not be obligated, however, to provide any internal documentation on StarTek's costs or returns related to such invoices;

                           ii) where StarTek bills MICROSOFT a SERVICE FEE, as opposed to a price per unit or per activity, StarTek shall make available to MICROSOFT any and all supporting materials, records and documentation relevant to such service fee.

                                             b) REVIEW PROCESS. Any record
                                    review conducted pursuant to this Section 13 shall be made by an independent qualified accountant selected by MICROSOFT (other than on a contingent fee basis) at StarTek's office or such other reasonable location as MICROSOFT may request. If accounting discrepancies, inconsistencies or errors in statements issued by StarTek are disclosed as a result of a record review, StarTek agrees (without prejudice to StarTek's obligations pursuant to this Section 13) to implement and/or require outside contractors to implement promptly agreed-upon corrective action. Nothing herein shall preclude MICROSOFT from exercising any other rights or remedies it has under law or other provisions of this Agreement.

                           (E) FACILITY INSPECTIONS. MICROSOFT may cause an
inspection to be made with * prior notice (no such notice shall be required where MICROSOFT suspects that there has been a breach of security) of any Facility to verify that StarTek is providing the Services in compliance with the terms of this Agreement. Any inspection conducted pursuant to this Section 13 shall be conducted during regular business hours at the Facility. StarTek agrees to provide MICROSOFT's designated inspection team access to all relevant records, books of account and entries and the Facility. If material discrepancies or departures from the provisions of this Agreement are disclosed, StarTek agrees to implement promptly agreed-upon corrective action. Nothing herein shall preclude MICROSOFT from exercising any other rights or remedies it has under law or other provisions of this Agreement.

14. NOTICES AND PRINCIPAL CONTACTS.

         All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are sent by air express courier, charges prepaid; and addressed as follows:

    STARTEK:               StarTek Inc.
                           Attn: Mike Morgan
                           1250 H St.
                           Greeley, CO 80631
    Telephone:             970-346-5303
    Fax:                   970-353-7652

    With a copy to:        StarTek General Counsel
                           Blair Lockwood
                           Otten, Johnson, Robinson, Neff and Ragonetti, PC
                           950 Seventeenth Street,
                           Suite 1600
                           Denver
                           Colorado 80202

    Telephone:             303 825 8400
    Fax:                   303 825 6525

    MICROSOFT:             Microsoft  European Operations Centre
                           Blackthorn Road
                           Sandyford Industrial Estate
                           Dublin 18   Ireland
                           Attn:  *
    Telephone:             353 1 706 4149
    Fax:                   353 1 706 4294

    With a copy to:        Law & Corporate Affairs
                           Microsoft Corporation
                           Microsoft Europe Services
                           Tour Pacific
                           92977 Paris La Defense Cedex - France
                           Attn: Steven D. McLamb
    Telephone:             33 01 46 35 10 28
    Fax:                   33 01 46 35 10 32


or such other person or address as each party, respectively, so designates by written notice to the other parties.




15. ENTIRE AGREEMENT AND MODIFICATIONS.

                  (1) ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties relating to its subject matter and supersedes and cancels any previous or existing agreement or other arrangement between MICROSOFT and StarTek. Any statements or representations or agreement made by either party shall not be binding on that party unless contained in writing and signed by an authorised representative of that party.

                  (2) STATEMENT OF WORK. The Statement of Work may be modified as follows: each modification must be approved by MICROSOFT and StarTek, and such approval must be documented with a confirming e-mail or other written communication between authorized representatives of the two parties. In addition, if MICROSOFT deems it necessary and appropriate, it shall prepare on a
* basis an updated version of the

Statement of Work incorporating all modifications made since the prior update and clearly setting forth the "Date of Revision" on the front page. MICROSOFT shall circulate each such update to StarTek. The most current revised version of the Statement of Work that has been circulated in this manner to the parties, together with subsequent modifications documented pursuant to this Section 15(b) shall constitute the Statement of Work for the purposes of this Agreement. StarTek shall maintain and make available to MICROSOFT upon request copies of all of its documentation regarding modifications to the Statement of Work. For purposes of this Agreement, references to Statement of Work includes any agreed modification even if prior to the quarterly incorporation of such changes.

                  (3) AMENDMENT. This Agreement may be amended only in writing signed by authorized representatives of both parties. Notwithstanding the foregoing, MICROSOFT reserves the right to change, by * prior notice to StarTek, any policies of MICROSOFT.

                  (4) OTHER. Except as provided in this Section 15, the provisions of this Agreement may be modified only by written instrument signed by duly authorized representatives of MICROSOFT and StarTek.

16. GENERAL.

                  (1) PROHIBITION AGAINST ASSIGNMENT. Except as expressly provided in this Section 16(a), no party may assign its rights or obligations under this Agreement (by actual assignment or by operation of law, including without limitation through a merger, consolidation, exchange of shares, or sale or other disposition of assets, including disposition on dissolution), without the prior written consent of the other party, which consent shall not be unreasonably withheld. MICROSOFT may, however, assign this Agreement to a MICROSOFT subsidiary without the consent of StarTek. For the avoidance of doubt, for the purposes of this Section 16(a) "subsidiary" means any company in which Microsoft Corporation holds or controls directly or indirectly 51% of the issued share capital or voting rights. Notwithstanding the foregoing, this is a contract for personal services and MICROSOFT relies upon the qualifications, reputation and expertise of StarTek to perform all obligations hereunder. In particular, MICROSOFT relies upon StarTek's history of performance over more than * of operation,

                  (2) GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of Ireland and StarTek hereby agrees for the benefit of MICROSOFT and without prejudice to MICROSOFT's right to take proceedings in relation hereto before any other court of competent jurisdiction that the courts of Ireland shall have jurisdiction to hear and determine and suit, action or proceedings that may arise out of or in connection with this Agreement and for such purposes StarTek hereby irrevocably submits to the jurisdiction of such courts. StarTek hereby irrevocably authorises and appoints JOHN DOCKRELL OF DOCKRELL FARRELL SOLICITORS, EMBASSY HOUSE, HERBERT PARK LANE, BALLSBRIDGE, DUBLIN 4 (or such other person resident in Ireland as it may by notice to MICROSOFT substitute) (the "Process Agent") to accept service of all legal process arising out of or in connection with this Agreement and service on the Process Agent (or such substitute as aforesaid) shall be deemed service on StarTek. StarTek agrees that failure by its Process Agent to notify it of the process will not invalidate the proceedings concerned.

                  (3) MICROSOFT CORPORATION, AFFILIATES - THIRD PARTY BENEFICIARY. StarTek acknowledges and agrees that the benefit of certain of the provisions of this Agreement are expressed to be for not only MICROSOFT but also for Microsoft Corporation, affiliates of Microsoft Corporation, licensors of Microsoft Corporation and/or MICROSOFT and any of its of their officers or directors. StarTek further acknowledges that each and any of the foregoing shall be entitled, in its or their own right, to require by StarTek the due performance of each such provision as aforesaid and to this end that MICROSOFT is entering into this Agreement not only in its own right, but also as trustee and agent for each of Microsoft Corporation, its affiliates, licensors of Microsoft Corporation and/or MICROSOFT and any of its or their officers or directors.

                  (4) NO PARTNERSHIP/JOINT VENTURE/AGENCY/FRANCHISE. This Agreement shall not be construed as creating a partnership, joint venture, employer-employee or agency relationship or as granting a franchise.

                  (5) SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

                  (6) ATTORNEYS' FEES. If any party employs attorneys to enforce any rights arising out of or relating to Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

                  (7) WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

                  (8) SECTION HEADINGS. The Section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

                  (9) GOVERNMENTAL APPROVALS. Each party shall, at its own expense, obtain and arrange for the maintenance in full force and effect of any and all governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of all of the terms and conditions of this Agreement.

                  (10) FORCE MAJEURE.

                                    a) Except as otherwise provided in this
                           Section 16(j), neither party shall be in default by reason of any failure in performance of this Agreement, if such failure arises out of causes beyond the control and without the fault or negligence of the involving party including, but not restricted to, acts of God, acts of the Government, fires, floods, epidemics, quarantine restrictions, strikes, lock-outs, freight embargoes and unusually severe weather. This Section shall also apply to StarTek's contractors where a contractor's failure arises out of the same causes, except insofar as StarTek could have reasonably been expected to obtain contractor supply from alternate sources.

                                    b) StarTek shall give a written notice to
                           MICROSOFT within * after StarTek becomes aware of any circumstances or event which may reasonably be anticipated to cause or constitute, or which constitute a force majeure as described in Section 16(j)(1), above. Such notice shall contain a detailed description of the delay and of the affected portion of the Agreement. Within a further * after such notice, StarTek shall deliver a detailed written description of the work-around plan, alternative sources, and any other reasonable means that StarTek shall, at its own cost, use to prevent such further delay.

                                    c) If the delivery of any Products shall be
                           delayed by reason of force majeure for more than * beyond when delivery was scheduled, MICROSOFT may upon written notice to StarTek with respect to the undelivered Products, either terminate any or all this Agreement hereunder. In the event of such termination, the parties shall comply with their obligations as specified in Section 12.

                  (11) EXHIBIT(S). The following exhibits, as amended from time to time, are incorporated into this Agreement by this reference ("Exhibit(s)"):

                  EXHIBIT              DESCRIPTION
                  A                    Statement of Work
                  B                    Price and Payment Terms
                  C                    Insurance
                  D                    Required Tax Information
                  E                    Approved Subcontractor List

All references to the "Agreement" are references to this Agreement and all Exhibits, all as amended from time to time. To the extent that any provision contained in any Exhibit is inconsistent or conflicts with this Agreement exclusive of the Exhibits, the provisions of this Agreement (exclusive of the Exhibits) shall control.

                  (12) PRESS RELEASES/PUBLICITY. StarTek shall not issue any new press releases or publicity that may relate or refer to this Agreement. Any press statements shall only be released by joint agreement of the parties, except as legally required by the SEC or NYSE. StarTek shall not use the name "Microsoft" or "Microsoft Corporation" in any advertisements. StarTek may, however, with the prior written consent of MICROSOFT, use the name "Microsoft Corporation" in brochures, written response to requests for client lists as part of requests for proposals, requests for information, etc. StarTek may also use the name "Microsoft" or "Microsoft Corporation" in verbal client presentations.

                  (13) INSURANCE. Prior to the commencement of the Services to be performed hereunder and throughout the entire period of performance by StarTek, StarTek shall procure and maintain the insurance coverage set forth in Exhibit C. Such insurance shall be in a form and with insurers acceptable to MICROSOFT, and shall comply with the minimum requirements set forth in Exhibit C.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals.

MICROSOFT IRELAND OPERATIONS LIMITED    STARTEK INC.


/s/ Kevin Dillon                        /s/ Michael W. Morgan
--------------------------------------  ----------------------------------------
By                                      By

Kevin Dillon                            Michael W. Morgan
--------------------------------------  ----------------------------------------
Name (Print)                            Name (Print)

General Manager                         President and Chief Executive Officer
--------------------------------------  ----------------------------------------
Title                                   Title

June 10, 1999                           June 10, 1999
--------------------------------------  ----------------------------------------
Date                                    Date

                                    EXHIBIT A




                          STARTEK EUROPE, INC. TURNKEY




                                STATEMENT OF WORK

                                FEBRUARY 3, 1999

                                    EXHIBIT A

                  STARTEK EUROPE MFG. TURNKEY STATEMENT OF WORK


For purposes of this Exhibit, "MS" shall mean Microsoft Ireland Operations Limited and "Company" shall mean StarTek Europe, Inc.. All other capitalized terms not otherwise defined in this Exhibit shall have the same meaning as set forth in the Agreement to which this is an Exhibit.

1.       GENERAL:

         1.1      Purpose and Requirement Scope:

                  This document describes the requirements that Company must meet as a manufacturer and service provider to MS. The general requirements under this agreement are:

                  1.1.1 Source and procure raw material in accordance with MS specifications.

                  1.1.2 Build finished package product in accordance with MS specifications in the quantities ordered by MS pursuant to a Purchase Order.

                  1.1.3 Make Finished Product Units available to a MS designated distribution center.

                  1.1.4 Provide information regarding production and delivery as required.

2.       SCOPE OF BUSINESS:

         2.1 MS MAY ELECT TO SPLIT THE BOOK OF BUSINESS BETWEEN TWO OR MORE COMPANIES.

3.       FORECASTS:

         3.1      * Rolling Forecast:
                  MS will provide a * rolling forecast for * for all Products anticipated to be built by Company. This forecast may be used by Company at Company's discretion for planning and procuring raw materials and Company relies on such forecast entirely at its own risk. MS may change the forecast up to the issuance of a purchase order with no penalty or responsibility for any raw materials, Product Components, or Product acquired/built to such forecast.

         3.2      Manufacturing Systems:
                  Company shall perform procurement, scheduling and manufacturing activities on their own manufacturing system(s). MS will not be responsible for providing Company with any manufacturing system.

4.       PURCHASE ORDER PROCEDURES:

         4.1      Purchase Orders (PO):
                  During the term of the Agreement, MS will issue a * Purchase Order (PO) for Finished Product Units to Company on * for *. Each PO so issued shall require Finished Product Units to be prepared and delivered to the distribution center * from the PO issue date. The purchase order will include but not be limited to the SKU, quantity, price and required delivery date. MS may prioritize Products on the PO so Company will be able to build more urgent requirements first. The purchase order will officially authorize Company to manufacture MS Products. MS accepts ownership and liability for raw materials and finished goods inventory that have been purchased and/or built in support of the * PO.

         4.2 ONCE MS HAS ISSUED A PO, MS MAY CHANGE THE BUILD REQUIREMENTS OR ISSUE ENGINEERING CHANGE NOTICES (ECN) CORRESPONDING TO THAT PO, BUT RAW MATERIALS PROCURED BY COMPANY TO FULFILL SUCH PO THAT ARE LEFT UNUSED WILL BE THE RESPONSIBILITY OF MS. COMPANY MAY CHARGE MS FOR THE STORAGE OF ANY SUCH UNUSED RAW MATERIALS REMAINING IN COMPANY'S WAREHOUSE * AFTER FULFILLMENT OF THE PO. MS WILL REIMBURSE COMPANY FOR THE COST OF SUCH RAW MATERIALS IF THEY REMAIN UNUSED. IN ORDER TO BE REIMBURSED BY MS, COMPANY MUST PROVIDE A RAW MATERIAL INVENTORY AGE REPORT FOR WHICH MS OWNS LIABILITY UPON EXPIRATION OF THE * HOLDING PERIOD. IN CASE OF AN ECN THAT STOPS AND/OR STARTS A COMPONENT, COMPANY MUST NOTIFY MS OF THE RELATED CHARGES WITHIN * OF THE CHANGE ORDER. RELATED CHARGES WILL BE TRACKED AND REVIEWED AT THE QUARTERLY BUSINESS REVIEW ("QBR"). THIS NOTIFICATION MUST INCLUDE THE MS ECN#, THE COMPONENT PART NUMBER AND THE QUANTITY THAT MS IS LIABLE FOR. MS WILL DETERMINE AND COMMUNICATE IN WRITING WHETHER OR NOT TO SCRAP ANY RAW MATERIAL OR FINISHED GOODS AND REIMBURSE COMPANY ACCORDINGLY.

MS intends to remit payment to Company, * or via the autovoucher process, for all Finished Product Units upon receipt of the advanced ship notice from the applicable distribution turnkey vendor ("DTV"). All invoices shall be expressed in Euros. All error-free invoices submitted by Company will be paid within the payment terms of the Agreement. When invoice discrepancies are found, invoices will be immediately returned to Company for correction and re-submittal. Corrected invoices submitted to MS must reflect a revised invoice date (not the original invoice date). It is in Company's best interest to submit error free invoices to MS for prompt payment, as invoice errors will delay MS payment to Company. Microsoft will make payments for services in Euros.

5.       FINISHED GOODS TRANSACTION REPORT AND RECEIPTS:

         5.1 WHEN PRODUCTION HAS BEEN COMPLETED PER THE MS PURCHASE ORDER, COMPANY MUST NOTIFY DTV OF THE COMPLETED FINISHED GOODS.

                  5.1.1 Company will send a * build order report to the DTV . When finished goods have been built, Company will provide the DTV with an ASN in accordance with MS specifications. The DTV plans to scan the product into its system within * of arrival and send a receipt confirmation to MS and Company by * . Company will review the receipt confirmation and resolve any discrepancies with the DTV within *

                  5.1.2 Company must notify MS * of any inventory movements that may require inventory adjustments. Adjustments include but are not limited to quality issues, cycle count adjustments, first article sample, rework and site to site stock transfers.

6.       PROCUREMENT:

         6.1 COMPANY WILL BE RESPONSIBLE FOR PROCURING ALL RAW MATERIALS FOR ASSEMBLY. RAW MATERIALS PROCURED MUST MEET MS GLOBAL QUALITY SPECIFICATIONS FOR FULL PACKAGED PRODUCT. MS MAY AT TIMES DESIGNATE `APPROVED SUBCONTRACTORS' FOR CERTAIN RAW MATERIAL COMPONENTS SUCH AS SECURITY COMPONENTS, THIRD PARTY PIECES AND HARDWARE. WHERE MS HAS MADE SUCH A DESIGNATION IN RESPECT OF A PARTICULAR RAW MATERIAL COMPONENT, COMPANY SHALL OBTAIN THAT RAW MATERIAL COMPONENT FROM THE SOURCE THAT HAS BEEN DESIGNATED BY MS ONLY AND SHALL NOT OBTAIN THAT RAW MATERIAL COMPONENT FROM ANY OTHER SOURCE WITHOUT THE PRIOR EXPRESS WRITTEN APPROVAL OF MS. MS MAY AT TIMES SUPPLY RAW MATERIAL TO COMPANY. COMPANY WILL BE NOTIFIED OF THE APPROVED SUBCONTRACTORS. ALL RAW MATERIALS THAT COMPANY PROCURES ARE SUBJECT TO AUDIT WITHOUT NOTICE AT COMPANY'S FACILITY FOR ADHERENCE TO MS GLOBAL QUALITY STANDARDS FOR FULL PACKAGED PRODUCT *.

         6.2      Pre-Press Work, Engineering, and Die Charges:
                  These are costs associated with the output of electronic files to plate ready film, color separations, proofs prototype, die charges and are not to be calculated in the unit or component cost of the part.

                  These are to be billed on a separate invoice to MS noting the MS part number to which the costs are related to. Costs associated with frequently performed services such as outputting post-script files for manual text, preparing provided film for plate imposition etc. shall be charged at agreed to rates. Charges for other more non-standard goods and services above and beyond agreed rates shall be billed * provided Company can demonstrate that these charges are competitive for similar goods and services within the region. Where these services are provided to or on behalf of Company by a sub-contractor, approval supplier and/or MS authorised replicator, Company shall bill MS for these services at the same rate that Company was charged without additional cost or mark up.

7.       SUBCONTRACTING:

         7.1 ANY REFERENCES TO SUBCONTRACTORS IN THIS EXHIBIT SHALL BE SUBJECT TO THE REQUIREMENTS FOR SUBCONTRACTORS SET FORTH IN THE AGREEMENT.

8.       PRINTING:

         8.1      Print and/or Procure:
                  Company must be capable of printing and/or procuring printed materials per MS provided specifications and in quantities to meet MS's finished goods production requirements.

         8.2      Print Specifications:
                  Printed materials must meet the quality standards and specifications identified in MS Print pecifications and in the MS Quality Standards. For ongoing business Company will access all required quality specifications using the Internet on *. From time to time printed samples may be requested. Company must supply samples to MS upon request.

         8.3      Disposal of Printed Materials:
                  Company shall, or shall procure that the MS authorised replicator, replicating printed material on behalf of Company, shall ensure that all obsolete printed material is shredded prior to disposal.

         8.4      Monitor and Order Artwork For Printing:
                  It is Company's responsibility to *.

                  8.4.1    IDENTIFY COMPONENTS:
                           Company will receive a Bill of Materials (BOM) via Electronic Delivery Tool (future) or email/fax * in an Excel spreadsheet. Company will review the MS BOM and determine whether or not artwork is needed.

                  8.4.2    TRACK COMPONENTS:
                           Company must have an internal mechanism to track outstanding artwork and receipt dates for film. The purpose of the tracking mechanism is to proactively monitor whether outstanding artwork will impact Product builds. It will also provide MS visibility to ensure that MS deliverables are on schedule for Product release.

                  8.4.3    MONITOR MS ARTWORK RELEASE:
                           Company will receive a * report via email from MS print release lab. It is Company's responsibility to monitor the * print release report. This report notifies Company that the printed components have been released to manufacturing.

                  8.4.4    PULLING ELECTRONIC FILES:
                           It is Company's responsibility to pull the electronic files using Microsoft's Electronic Delivery Tool
                           (EDT). Electronic files include: 1-2 color print components, print specifications, film order forms (see below) and software images.

                  8.4.5    ORDERING FILM:
                           For film-based components (over 2 colors) it is Company's responsibility to pull film order forms from EDT. Once the form is pulled, Company completes all required information (film requirements, ship-to address, required delivery date and MS PO# etc.) and sends the film order via email directly to the designated film house.

                           Company (or their print subcontractor) must report all printed material discrepancies immediately to MS
                           * using an MS discrepant art report form.

         8.5      Registration / License Card Printing:
                  Company shall have the capability to imprint or have printed product part numbers; product ID numbers or other MS identified information on MS registration cards and MS license agreements.

         8.6      CD Component Printing:
                  Company shall have the capability to print or shall approve a subcontractor of supply of printed components included in CD-ROMs. These components shall consistently meet the quality requirements of MS CD ROM Quality Specifications *. For ongoing business with MS Company will access all required quality specifications using the Internet on *.

9.       DISK DUPLICATION:

         9.1 DUPLICATED DISKS MAY BE PRODUCED OR PROCURED BY COMPANY, AS SET FORTH IN THE * PO.

         9.2      Disk Duplication Capabilities:
                  Company or Company's duplication subcontractor must be capable of duplicating diskettes in accordance with the requirements identified in MS Global Quality standards. Company or Company's duplication subcontractor duplication equipment must have the ability to control all aspects of the quality of the duplication process including image integrity, bit placement, window margin, and revolutions per minute (RPM) of the drive spindle.

         9.3      Disk Duplication Quality Control:
                  Company or Company's duplication subcontractor must have *. *shall be used to ensure that the proper image is being duplicated.

         9.4      Disk Duplication Processes:
                  Company or Company's duplication subcontractor must have:

                  9.4.1 A preventive maintenance program or backup subcontracting program in place capable of preventing disk-duplicating delays for finished goods production.

                  9.4.2 A formal training program must be in place for all duplication operators and support personnel.

                  9.4.3 A staff technically capable of supporting all of MS's duplication requirements within the * production variability range.

                  9.4.4    A write and verify process for all duplicated
                           Product.

                  9.4.5 The capability to utilize MS DMF, PID and other tools when necessary.

         9.5      Virus Prevention:
                  To ensure that every possible avenue to prevent MS deliverable Product from being infected with a computer virus, Company shall implement the following:

                  9.5.1    *

                           *

                           9.5.1.1  *

                           9.5.1.2  *

                           9.5.1.3  *

                           9.5.1.4  *

                           9.5.1.5  *

         9.6      Diskette Quality:
                  Company or Company's duplication subcontractor must perform quality checks on duplicated disks. Diskettes shall be duplicated and verified in accordance with the MS Floppy Diskette workmanship specification (S000257). Company must be capable of tracking and reporting duplication performance data.

         9.7      Customer Master Disk Handling:
                  Company or Company's duplication subcontractor must have the capability of receiving software master images *. Company or Company's duplication subcontractor shall ensure proper handling, storage, retrieval and control of the master disk(s) provided or created to ensure the integrity of the software images.

         9.8      Disk Copy Protection and Serialization:
                  Company or Company's duplication subcontractor disk duplication process must be capable of supporting disk copy protection and *.

         9.9      Disk Labeling and Collation:

                  9.9.1    LABEL IMAGES:
                           MS will provide all label images *.

                  9.9.2    LABEL PRINTERS:
                           Company or Company's duplication subcontractor shall print *.

                  9.9.3    LABELERS:
                           Company or Company's duplication subcontractor's labeling equipment and/or procedures shall be capable of consistently meeting or exceeding MS's label placement specification as described in the *. For ongoing business with MS Company will access all required quality specifications using the Internet on
                           *.

                  9.9.4    COLLATION:
                           Company or Company's duplication subcontractor shall have sufficient and appropriate process equipment to seal collated disk sets into polyvinyl bags. Company is responsible for ensuring that collation process for diskettes meets MS Floppy Diskette workmanship specification (S000257).

10.      CD REPLICATION:

         10.1 CDs MAY BE PRODUCED OR PROCURED BY COMPANY, AS SET FORTH IN THE * PO. COMPANY OR COMPANY'S CD SUBCONTRACTOR SHALL HAVE DOCUMENTED PROCESSES AND APPROPRIATE EQUIPMENT TO EFFECTIVELY PRODUCE CD-ROM'S AND ASSOCIATED CD COMPONENTS WHICH CONSISTENTLY MEET OR EXCEED THE REQUIREMENTS OF THE MS GLOBAL QUALITY SPECIFICATIONS FOR CD ROM. COMPANY OR COMPANY'S CD SUBCONTRACTOR AGREES TO PERFORM ALL REQUIRED MAINTENANCE ON THE EQUIPMENT AT ITS OWN COST. COMPANY OR COMPANY'S CD SUBCONTRACTOR SHALL HAVE A SECURE PROCESS AND LOCATION TO HOLD CD-ROMS AND MATERIAL UNTIL THEY CAN BE RENDERED UNUSABLE OR RECYCLED. WHEN COMPANY PRODUCES OR PROCURES CDs, THE FOLLOWING
                  APPLY:

         10.2     CD-ROM Production Processes:
                  Company or Company's CD subcontractor shall have documented processes for the following:

                  10.2.1 A preventative maintenance program or backup subcontracting program in place capable of preventing delays for finished goods production.

                  10.2.2 A formal training program in place for all CD operations (Premastering, Mastering, and Replication) and support personnel.

                  10.2.3 A staff technically capable of supporting all of MS's CD requirements within the * production variability range.

         10.3     CD Handling of CD-ROM Masters:
                  Company or Company's CD subcontractor shall have documented procedures in place, which ensure proper handling, storage, and retrieval of MS supplied CD master files.

         10.4     CD Anti-Piracy and * :
                  Company or Company's CD subcontractor shall be capable of supporting Anti-Piracy initiatives and * applicable to CD-ROMs upon MS request.

                  10.4.1 Company shall procure that the MS authorised replicator replicating CD-ROMs on behalf of Company shall maintain records of all PID numbers assigned at SKU, CD-ROMs set and CD-ROMs assembly level. Company shall maintain such records in electronic format for a period of * from the relevant Purchase Order and shall make such records available to MS within * of a request from MS. Company shall procure that the MS authorised replicator replicating CD-ROMs on behalf of Company shall comply with the provisions of this
                           Section 10.3.2.

                  10.4.2 Company shall, and shall procure that the MS authorised replicator replicating CD-ROMs on behalf of Company, ensure that PID numbers are always unique, never duplicated and never misallocated.

         10.5     CD-ROM Quality Control:
                  Company or Company's CD subcontractor shall have a documented verification process in place to ensure the integrity of the replicated CD-ROM matches the original supplied by MS. In addition, Company or Company's CD subcontractor of supply shall have documented and implemented processes to verify * parameters which ensure compliance to MS Global Specifications. Company will access all required quality specifications using the Internet on *. Company or Company's CD subcontractor must be capable of tracking and reporting CD quality data to Ms

         10.6     CD LABEL Screen Printing:
                  Company or Company's CD subcontractor, should have a process to receive CD label images *. Process must be established to ensure the correct label image is applied to the correct CD title. Processes must prevent any CD's used in the setup of the print processes *.

         10.7     *


11.      PRODUCTION:

         11.1     Assembly Capability:
                  If MS demand exceeds Company's capacity and subcontracting is necessary to meet this demand, MS must be notified prior to proceeding with off-site builds. The MS Global Quality Specifications for full packaged Products as stated in the * directory must be met.

         11.2     *
                  Company shall have the proper equipment to make * for retail products and shippers in accordance with MS specifications *.

         11.3     Shrink-Wrapping:
                  Company shall be capable of shrink-wrapping all sizes of Products, in accordance with *.

         11.4     Assembly Quality:
                  Company shall perform in-process and final verifications of assembled Products to ensure compliance to the MS requirements and specifications. The standards included in First Article Inspection Standards for Assembled Product will be used for initial build of each Product.

         11.5     Bundling:
                  MS may notify Company that a bundling operation is required and will provide Company with SKU number, quantity and specific bundling instructions. Company shall provide the MS Vendor Account Manager (VAM) with a firm fixed price quotation for the bundling effort within *in sufficient detail to allow MS to perform an analysis of the major cost elements. The VAM will provide Company with written authorization to proceed at the agreed upon price. Company shall be responsible for bundling the Products in accordance with the MS provided bundling instructions and submitting an invoice to the VAM at the agreed upon price. Company may be required to purchase finished goods and/or raw materials from other Companies to fulfill the bundling requirement(s).

         11.6     Rework:
                  MS may notify Company that rework is required and will provide Company with SKU number, quantity and requested completion date. Company shall provide the MS VAM with a firm fixed price quotation for the rework effort within *, in sufficient detail to allow MS perform an analysis of the major cost elements. The VAM will provide Company with written authorization to proceed at the agreed upon price. Company shall be responsible for reworking the Products in accordance with the MS BOM and submitting an invoice to the VAM at the agreed upon price. A touch is defined as one activity per component for pricing purposes.

         11.7     Orders Requested Prior to Normal Lead-Time:
                  There will be situations where MS will request orders to be built in less than the normal * lead-time. (Please reference section 4.1 hereof). When MS requests such an order, Company will reply with at least but not limited to two options. One option will be the best date based on a non-cost impact to the production schedule. The second option will be the best date with additional costs incurred. This will give MS the opportunity to decide which option best suits the situation. These orders will be communicated to Company by the MS VAM in situations where faster Product deliveries are required due to urgent customer requests. The MS VAM and Company shall mutually agree that the option taken is acceptable and the MS VAM will provide authorization to proceed.

         11.8     Scrap Process:
                  Sub-contractors must have written authorization from MS VAM prior to scrapping and/or disposing of MS finished goods or components.

12.      DELIVERY REQUIREMENTS:

         12.1     Preparation:
                  Company is responsible for making the Finished Product Units and shipment to the Distribution Center. This preparation includes ensuring that finished goods are correctly palletized, shrink-wrapped and ready for transit to the Distribution Center.

         12.2     Pallet Loading:
                  Company shall adhere to the MS Global specifications for pallet configuration specifications when stacking Product.

         12.3     Finished Goods Handling:
                  Company shall have proper handling procedures for finished goods to prevent loss of damage between assembly and pick-up by the Distribution Center.

         12.4     Advance Shipment Notification:
                  Company is responsible for providing an electronic notification to the Distribution Center as soon as shipment is in transit.

         12.5     Ship Direct:
                  On occasion, the manufacturing supplier will be requested to prepare Product for direct shipment to the distributor. MS designated carrier will pick up Product for direct shipment. Company will invoice upon shipment. Upon doing any direct shipment, company will provide MS with electronic notification containing all relevant shipment information.

13.      REPORTING / COMMUNICATION REQUIREMENTS:

         13.1     Manufacturing Delay
                  *.

         13.2     Reporting:
                  In addition, Company shall provide MS with the reports specified herein (each a "Report") with respect to all Products which Company manufactures. All Reports shall be timely, complete, accurate and comply with generally accepted accounting principles (where applicable). Each Report, whether in electronic or paper format, shall meet the standard report requirements identified for the Report by MS and shall be delivered *, as specified herein. Company shall use its best efforts to correct any errors in a Report the next day following MS's notice specifying the item in respect of which an error may have occurred. Company shall deliver each Report, and all supporting documentation therefor, by the time and on the Business Day specified below. A "Business Day" means each day on which Company or MS is open for business.

         13.3     Company shall provide:

                  (a)      *

         13.4     MS shall provide:

                  (a)      *

14.      QUALITY:

         14.1     ISO Certification:
                  Company shall remain ISO certified during the period of the Agreement.

         14.2     Quality Records:
                  Company shall maintain records of inspection, repairs, reworks and tests for the term of the Agreement. Records shall be made available to MS upon request

         14.3     *


         14.4     *


                  *

         14.5     Environmental Policy
                  Company shall implement and maintain, and shall procure that its sub-contractors, approved suppliers and MICROSOFT Authorised Replicators implement and maintain, an environmental policy which complies with all applicable environmental legislation. MS shall be furnished with written copies of all environmental policies to which this Section
                  14.6 applies.

15.      * MANAGEMENT:

         15.1     *
                  Company will use MS supplied Bill of Materials (BOM's) and CAD's as a reference to ensure proper assembly of Product as specified in MS Global Quality Specifications web site *. Company must inspect and approve all new releases and first time builds per first article process and shall retain its inspection records for a period of * and shall retain its first-off samples for a period of *. Company shall make all inspection records and first-off samples available to MS within * of a request from MS.

         15.2     Changes TO BOM's and CAD's:
                  All changes to the configuration of Products will be managed through the MS Configuration group. Company must manage all resulting changes to Bills of Material accordingly. Company may make no changes to Product configuration or content without written authorization from MS, however, Company is encouraged to suggest changes that * or the Product. Any discrepancies between MS's BOM, CAD or Kit and Company's BOM shall be resolved prior to each build.

         15.3     Configuration Record Retention:
                  Company shall maintain records of * used to assemble Product for a period of *. All records will be made available to MS upon request.

16.      INFORMATION TECHNOLOGY:

         16.1     Infrastructure Requirements:
                  Company's Facility shall have an infrastructure capable of supporting a variety of data communications required to Manufacture Product. This includes the ability to connect to MS's external network. External network connections will be used to transfer information about Product builds.

16.2     ELECTRONIC DATA INTERCHANGE (EDI):

                  The following EDI transactions may be required for ongoing business with MS:

                         (a)  846      Inventory Advice

                         (b)  850      Build PO

                         (c)  856      Pre-Receipt Notification (ASN)

                         (d)  888      SKU Master Update

                         (e)  944      Receipt Advice

                         (f)  Advanced Ship Notice (EDI 856)

                         (g)  PO Receipt (EDI 861)

         16.3     Technical Personnel:
                  The information technology requirements outlined above are deemed mission critical. Company shall have in-house or readily available technical support at Company's Facility. These Company personnel will work with MS personnel to ensure that the Facility is properly set up to communicate with MS. MS will work with Company to establish competency with any non-commercially available MS-specific software that may be used in the operation. Company will be responsible for on-going training of replacement or additional personnel used to support the operation.

         16.4     Data Exchanges:
                  Data exchanges will be required throughout the term of the Agreement. Exchanges will occur primarily through * and may include, but are not be limited to, * and routine information required to Manufacture Product. EDI capability is desired but is not required at startup of Company operation. MS may support EDIFACT transactions in the future.

         16.5     System Alternatives:
                  MS may wish to employ any or all of the following system alternatives:

                  (a)      *

                  (b)      *

                  (c)      *

                  (d)      *

         16.6     *

17.      MANAGEMENT:

         17.1     Meetings and Reviews:
                  Company will meet with designated MS team * for business reviews. These meetings will include a Company performance review, pricing reviews, continuous improvement projects, management status reviews, cost reduction initiatives and other operational areas and issues. * business reviews (QBR) may be held at Company's Facility, MS's facility or by video teleconference (VTC).

         17.2     Metrics:

                  Unit Fill Rate%:  Goal = *

                  Number of actual units completed on or before the p.o. due date, divided by total number of units ordered

                  Line Fill Rate%:  Goal = *

                  Number of lines completed at *% on or before the p.o. due date, divided by total number of lines on the p.o. .

                  (NOTE: Lines with orders exceeding * units count as completed if filled at *% or greater. Lines with order quantities of less than * units need to be filled at *%).

                  EXAMPLE: If you have a PO for * line items for * units each, and * of the * lines shipped the * units, but the * line item shipped * units only - the Unit Fill Rate = *% (*) Line Fill rate = *% (*). No credit would be given for the * line. If * lines out of the * lines shipped * units = Line Item Fill Rate = *%.

                  DPPM

                  Applies to functional errors only. Goal: *

18.      MICROSOFT GLOBAL SPECIFICATIONS:

         18.1 MICROSOFT GLOBAL SPECIFICATIONS FOR RETAIL FULL PACKAGED PRODUCTS INCLUDE WORKMANSHIP AND ENGINEERING SPECIFICATIONS. FOR ONGOING BUSINESS WITH MS, THE SELECTED COMPANY(S) WILL ACCESS ALL REQUIRED QUALITY SPECIFICATIONS USING THE INTERNET ON *. WORKMANSHIP AND ENGINEERING SPECIFICATIONS ARE AVAILABLE ONLINE AT *. CHANGES TO * WILL BE COMMUNICATED MONTHLY TO COMPANY AND AS MAJOR REVISIONS OCCUR.

19.      COMMON MICROSOFT ACRONYMS:

                  (a)    BOM       Bill of Materials

                  (b)    CAD       Computer Aided Drawing

                  (c)    COGS      Cost of Goods Sold

                  (d)    CSP       Customer Service Pack's

                  (e)    DC        Distribution Center

                  (f)    DMF       Distributed Media Format

                  (g)    DTV       Distribution Turnkey Vendor

                  (h)    ECD       Engineering Change Date

                  (i)    ECN       Engineering Change Notice

                  (j)    ECR       Engineering Change Request

                  (k)    EDI       Electronic Data Interchange

                  (l)    EDT       Electronic Delivery Tool

                  (m)    FINOPS    Financial Operations

                  (n)    ISO       International Organization of Standards

                  (o)    ITG       Microsoft Information Technology Group

                  (p)    MLP       Microsoft License Pack's

                  (q)    MS        Microsoft

                  (r)    MTV       Manufacturing Turnkey Vendor

                  (s)    NDA       Non-Disclosure Agreement

                  (t)    PDM       Product Data Manager

                  (u)    PID       Product Identifier

                  (v)    PO        Purchase Order

                  (w)    RMA       Returned Merchandise Authorization

                  (x)    UPC       Universal Product Code

                  (y)    VAM       Vendor Account Manager

                                    EXHIBIT B

                             PRICE AND PAYMENT TERMS

                 PRICE AND PAYMENT TERMS FOR PRODUCT COMPONENTS

                           (i) During the term of this Agreement, MS will issue
                  * Purchase Orders (P.O.'s) for Product Components to StarTek on each *. Each P.O. so issued shall require delivery of the Product Components within * of the P.O. date. If assembly services are also ordered (see Exhibit C) as part of the P.O., each P.O. so issued shall require delivery of the Product Components so ordered as part of the finished Products within
                  * of the P.O. date. All receipts to the P.O. entered by the Shipping Location by close of business * will be paid via the MS autovoucher process.

                           (ii) For each P.O. issued under this Agreement for
                  Product Components, MS agrees to pay StarTek a per Product Component price (e.g., per each Jewel Case Component ordered) to be calculated as follows:


                                           *
         Per Product Component Price  =


*

                           (iii)    *

                 Definitions:

                 *                     *

                 *                     *

                 *                     *

                 *                     *

                                       *                     *
                                       *                     *
                                       *                     *
                                       *                     *

                           (iv) StarTek may be required to produce Product
                  Components for new MS Product SKUs at any time during the term of this Agreement. Pricing for any such Product Components will be determined by using the formula set forth in Section 2 above. StarTek agrees to make all reasonable effort to provide MS with Product Component pricing for new MS Product SKUs within * of receiving the MS Product SKU specification and BOM information from MS.

                           (v) From time to time BOM changes occur that may add
                  or delete components from the MS Product SKU. These additions or deletions to the MS Product * shall be reflected accordingly in the material and labor *.

                                    EXHIBIT C

                                    INSURANCE

This Exhibit "C" is a continuation of that certain Manufacturing Agreement dated _______________ between MICROSOFT IRELAND OPERATIONS LIMITED ("MICROSOFT") and StarTek Inc. ("STARTEK"). Capitalized terms not otherwise defined in this Exhibit shall have the same meaning as set forth in the Agreement to which this document is an Exhibit.

1.       INSURANCE

         Prior to the commencement of the work to be performed hereunder and throughout the entire period of performance by STARTEK, STARTEK shall procure and maintain insurance coverage as will reasonably respond to claims and liabilities that STARTEK may encounter in the course of its business. Such insurance shall be in a form and with insurers acceptable to MICROSOFT, and shall comply with the following minimum requirements:

         1.1      Insurance for loss or damage to property.
                  STARTEK shall obtain and maintain "All Risks" Property Insurance and marine insurance coverages covering it's liability for loss or damage to Products and any Microsoft property as detailed in Section 11 of this Agreement in its possession or control, including but not limited to loss or damage that results from the fraudulent, dishonest, or criminal acts of STARTEK, its subcontractors, or employees of STARTEK and its subcontractors. Such policies shall be written with insurers and on policy forms reasonably acceptable to MICROSOFT and shall provide limits adequate to cover the full value of Product(s) at risk, and proceeds of such policies shall be payable in *. STARTEK shall cause its insurers to endorse the policies as follows:

                  a) MICROSOFT shall be named as loss payee to the extent of MICROSOFT's interest in Product(s),

                  b) coverage provided by the policy shall be primary to and not contributory with coverage maintained by MICROSOFT,

                  c) rights of subrogation against Microsoft are to be waived, and

                  d) such policy may not be canceled or materially altered to the detriment of MICROSOFT * advance notice to MICROSOFT.

         1.2      Comprehensive General Liability.
                  STARTEK shall obtain and maintain a policy of "general", "public", or "commercial" liability insurance written on an "occurrence form" with limits of not less than * each occurrence for bodily injury and property damage. The policy shall provide coverage for worldwide defense, premises and operations, contractual liability (including specifically the insurable contractual liability assumed in this Agreement) and products and completed operations. THE POLICY SHOULD NOT EXCLUDE COVERAGE FOR THE LATERAL SUPPORT, UNDERGROUND, EXPLOSION OR COLLAPSE HAZARDS.

                  MICROSOFT AND ITS DIRECTORS, OFFICERS AND EMPLOYEES, ARE TO BE INCLUDED UNDER SUCH POLICY AS ADDITIONAL INSUREDS TO THE EXTENT OF CONTRACTUAL LIABILITY ASSUMED BY STARTEK IN THIS
                  SECTION 1.2, WITH COVERAGE TO BE PRIMARY AND NOT CONTRIBUTORY WITH ANY COVERAGE MAINTAINED BY MICROSOFT OR ON BEHALF OF MICROSOFT. THE POLICY SHALL CONTAIN A SEVERABILITY OF INTERESTS PROVISION IN FAVOUR OF THE ADDITIONAL INSUREDS.

         1.3 Workers' Compensation/Health and Safety Laws and Regulations. STARTEK shall at all times comply to the full extent with all applicable workers' compensation, occupational disease and occupational health and safety laws, statutes and regulations to the full extent applicable and shall indemnify and keep MICROSOFT indemnified against all claims, judgements, decrees, orders, awards, costs, liabilities and expenses howsoever arising under or by virtue of such laws, statues and regulations.

         1.4      Employers Liability.
                  STARTEK, in addition to complying with the provisions of
                  Section 1.3 above, shall maintain coverage for employers liability with a policy limit of not less than *.

         1.5      Automobile Liability
                  If vehicles will be used in connection with the performance of the Services, STARTEK shall maintain automobile liability insurance covering all owned, rented, and non-owned vehicles operated by STARTEK with policy limits of not less than * per accident for property damage and unlimited liability per accident for bodily injury. MICROSOFT and its directors, officers and employees are to be included as additional insureds in such policy, with coverage to be primary and not contributory with any coverage maintained by MICROSOFT or on behalf of MICROSOFT. The policy shall contain a severability of interests provision in favour of the additional insureds

         1.6      Property Insurance
                  STARTEK shall obtain and maintain a policy of "All Risks" property insurance in respect of its buildings, premises, plant, machinery, equipment and stock with policy limits of not less *.

         1.7      General Requirements Applicable to All Above Coverages -

                           Any deductible or retention in excess of * per occurrence or accident under any of the above-required coverages shall be subject to the approval of MICROSOFT prior to the commencement of the Services.

                  (b) All deductibles and premiums associated with the above coverages shall be the responsibility of STARTEK.

                  (c) If in the opinion of MICROSOFT the amount of liability coverage is not adequate by reason of inflationary pressures or experience or the nature and content of STARTEK activities, STARTEK shall increase the insurance coverage as required by MICROSOFT.

                  (d) At the request of Microsoft, STARTEK shall provide to MICROSOFT, or make available for MICROSOFT review, certified copies of the insurance policies required herein.

                  (e) The use of umbrella or excess liability insurance to achieve the above required liability limits shall be permitted by MICROSOFT, provided that such umbrella or excess insurance results in the same type and amounts of coverage as required under the required individual policies identified above.

                  (f) It is the intent of MICROSOFT that the above insurance requirements will assure adequate resources for victim compensation and will serve to minimise its involvement and liability arising out of performance of this Agreement by STARTEK.

         1.8      Sub-Contractors
                  If STARTEK sub-contracts part of the Services to a third party pursuant to the provisions of Section 5(a) and Section 16(a), then STARTEK must ensure before such third party commences to perform those Services that such third party has, and will maintain in force for the period that they are so engaged as sub-contractor by STARTEK, insurance cover and insurance policies with equivalent limits and on the same terms as specified in this Exhibit C. In the event that any such third party does not have such insurance cover and/or insurance policies in place, STARTEK shall indemnify and hold harmless MICROSOFT and its directors, officers and employees from any and all loss arising.

         1.9      Certificates of Insurance
                  Prior to the commencement of the Services, STARTEK shall provide to MICROSOFT certificates of insurance evidencing full compliance with the insurance requirements contained herein. Where STARTEK sub-contracts part of the Services to a third party pursuant to Section 5(a) and Section 16(a), STARTEK shall provide to MICROSOFT certificates of insurance evidencing full compliance by such third party with the insurance requirements specified in this Exhibit C. All such certificates shall be kept current throughout the entire period of performance, and shall provide for at least * advance notice to MICROSOFT if the coverage is to be cancelled so as not to comply with the foregoing requirements.

                  Where such insurance is to:

                           (1)      include MICROSOFT as an additional insured,
                           (2) waive rights of subrogation, be indicated to be primary to and not contributory with insurance maintained by MICROSOFT or on behalf of MICROSOFT and/or,
                           (4)      contain a severability of interests
                                    provision in favour of MICROSOFT,

                  the certificate shall expressly reflect in writing that the policy contains language or endorsements that assure the insurer's acceptance of such requirements.

                  FAILURE BY STARTEK, TO FURNISH CERTIFICATES OF INSURANCE OR FAILURE BY MICROSOFT TO REQUEST SAME SHALL NOT CONSTITUTE A WAIVER BY MICROSOFT OF THE INSURANCE REQUIREMENTS SET FORTH HEREIN. IN THE EVENT OF SUCH FAILURE ON THE PART OF STARTEK OR ITS PERMITTED SUB-CONTRACTORS TO PROVIDE THE CERTIFICATES AS REQUIRED HEREIN, MICROSOFT EXPRESSLY RESERVES THE RIGHT TO ENFORCE THESE REQUIREMENTS, AND IN THE EVENT OF LIABILITY OR EXPENSE INCURRED BY MICROSOFT AS A RESULT OF SUCH FAILURE BY STARTEK OR ANY PERMITTED SUB-CONTRACTOR, STARTEK HEREBY AGREES TO INDEMNIFY MICROSOFT FOR ALL LIABILITY AND EXPENSE (INCLUDING REASONABLE ATTORNEY'S FEES AND EXPENSES ASSOCIATED WITH ESTABLISHING THE RIGHT TO INDEMNITY), INCURRED BY MICROSOFT AS A RESULT OF SUCH FAILURE BY STARTEK OR ITS PERMITTED SUB-CONTRACTORS.

                                    EXHIBIT D

                            REQUIRED TAX INFORMATION

During the term of this Agreement, StarTek agrees to provide MICROSOFT with such information, as mutually agreed upon between the parties, that MICROSOFT determines necessary for tax compliance and statutory reporting purposes. Such information shall include, but may not be limited to the following:

         A listing of all transactions, showing for each invoice:

                  - Invoice Number
                  - Date of Invoice
                  - Purchase Order Number(s)
                  - Total Charges Before *
                  - *
                  - Total Amount Due

The data provided in electronic format should agree with the information shown on actual invoices issued to MICROSOFT.

If there are any transactions that are exempt from *, such transactions should be reported separately (but the information required will still be listed as set forth above, except that *).

                                    EXHIBIT E

                           APPROVED SUBCONTRACTOR LIST

                                    EXHIBIT F

                            CONFIDENTIALITY AGREEMENT

StarTek
[to be addressed to StarTek]

Dear Sirs

As [an employee], [agent], [sub-contractor], [consultant] [insert as appropriate] of [Insert here name of StarTek] ("COMPANY") I acknowledge that I may have direct or indirect access to, or that there may be disclosed or released to me, information ("the Confidential Information") in relation to:-

*

Now in performance of the duties owed by me to COMPANY and in consideration of the sum of * now paid to me by COMPANY (receipt whereof I hereby acknowledge) I hereby undertake to and covenant with COMPANY that throughout the period of my [employment], [agency], [sub-contractorship], [consultancy] [insert as appropriate] and thereafter until such time as a written release shall have been received by me from COMPANY in respect of this undertaking:-

(i) I will not at any time publish or disclose or permit to be published or disclosed or make available to any person or permit to be made available to any person any Confidential Information;

(ii) I shall treat in the strictest confidence all notes, memoranda, documents, records and writing made, received or obtained by me incorporating or recording any Confidential Information and these shall be and remain the property of Microsoft Ireland Operations Ltd or Microsoft Corporation or any of its or their affiliates (as the case may be) and shall be delivered by me to Microsoft Ireland Operations Ltd or Microsoft Corporation or any of its or their affiliates (as the case may be) forthwith upon request;

(iii) in the event that any or all of COMPANY, Microsoft Ireland Operations Ltd or Microsoft Corporation or any of its or their affiliates shall have obtained any confidential or secret information from any third party under an arrangement, agreement or obligation that includes any restriction or obligation of non-disclosure of which I am or ought to be aware I shall not without the prior specific consent of COMPANY, Microsoft Ireland Operations Ltd or Microsoft Corporation or any of its or their affiliates (as the case may be) at any time infringe such restriction or obligation or do or permit to be done any act or suffer any omission which would or may result directly or indirectly in COMPANY, Microsoft Ireland Operations Ltd or Microsoft Corporation or any of its or their affiliates (as the case may be) being in breach of such restriction or obligation.

I hereby acknowledge and agree that each of the covenants contained above constitutes an entirely separate and independent restriction on me and is separate and severable and enforceable accordingly and that the duration, extent and application of each of the covenants is no greater than is reasonably necessary for the protection of the legitimate interests of COMPANY, Microsoft Ireland Operations Ltd or Microsoft Corporation or any of its or their affiliates and accordingly if any of the restrictions shall be adjudged by any court of competent jurisdiction to be void or unenforceable but would be valid and enforceable if part of the wording thereof was deleted and/or the period thereof reduced and/or the geographical area or application thereof reduced in scope, such restriction shall apply within the jurisdiction of that court with such modifications as may be necessary to make it valid, effective and enforceable.

I further acknowledge and agree that the benefit of each of the provisions of this Agreement be and is hereby made available to each of Microsoft Corporation and Microsoft Ireland Operations Ltd to the intent that each of them shall be entitled in its own name and in its own right to require of me the due performance of each such provision as aforesaid.

SIGNED SEALED AND DELIVERED

by [Insert name of employee, agent, sub-contractor or consultant (as appropriate)]
on the       day of                       199